                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                  SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                (SUNTRUST LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
SunTrust Banks, Inc.

     The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 19, 2005, at 9:30 a.m. local time, for the following purposes:

          1. To elect 6 directors to serve until the Annual Meeting of Shareholders in 2008, 1 director to serve until the Annual Meeting of Shareholders in 2007 and 2 directors to serve until the Annual Meeting of Shareholders in 2006;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005;

          3. To approve the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan;

          4. To approve the material terms of the performance goals for the SunTrust Banks, Inc. Performance Unit Plan; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 25, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     For your convenience, we are also offering an audio webcast of the meeting. If you choose to listen to the webcast, go to "Investor Relations" located under "About SunTrust" at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 19.

     Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Raymond D. Fortin
                                          Corporate Secretary

March 8, 2005

                                IMPORTANT NOTICE

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY: (1) A TOLL-FREE TELEPHONE CALL, (2) THE INTERNET, OR (3) COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED.

                               TABLE OF CONTENTS

PROXY STATEMENT.............................................     1
ELECTION OF DIRECTORS.......................................     2
  Director Selection Process................................     2
  Nominees For Directorship (Item 1)........................     3
  Nominees For Term Expiring in 2008........................     3
  Nominee For Term Expiring in 2007.........................     4
  Nominees For Term Expiring in 2006........................     4
  Directors Whose Terms Expire in 2007......................     4
  Directors Whose Terms Expire in 2006......................     5
  Board Committees..........................................     6
  Attendance and Compensation...............................     8
  Corporate Governance......................................     9
  Shareholder Communications with Directors.................    10
EXECUTIVE COMPENSATION......................................    10
  Executive Officers........................................    10
  Report of the Compensation Committee on Executive
     Compensation...........................................    12
  Summary of Cash and Certain Other Compensation............    19
  Stock Options.............................................    21
     Option Grants During 2004..............................    21
     Aggregated Option Exercises in 2004 and December 31,
      2004 Option Values....................................    22
  Equity Compensation Plans.................................    22
  Long-Term Incentive Plan..................................    23
  Retirement Plans..........................................    24
  Change in Control Agreements..............................    25
RATIFICATION OF INDEPENDENT AUDITORS (ITEM 2)...............    26
AUDIT COMMITTEE REPORT......................................    26
AUDIT FEES AND RELATED MATTERS..............................    27
  Audit and Non-Audit Fees..................................    27
  Audit Committee Policy for Pre-approval of Independent
     Auditor Services.......................................    27
STOCK PRICE PERFORMANCE GRAPH...............................    28
STOCK OWNERSHIP OF CERTAIN PERSONS..........................    28
  Stock Ownership of Management.............................    28
  Phantom Stock Ownership of Management.....................    30
  Stock Ownership of Principal Shareholder..................    31
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION............    32
  Compensation Committee Interlocks and Insider
     Participation..........................................    32
  Section 16(a) Beneficial Ownership Reporting Compliance...    32
PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE
  GOALS FOR THE SUNTRUST BANKS, INC. MANAGEMENT INCENTIVE
  PLAN (ITEM 3).............................................    32
PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE
  GOALS FOR THE SUNTRUST BANKS, INC. PERFORMANCE UNIT PLAN
  (ITEM 4)..................................................    35
ADDITIONAL INFORMATION......................................    38
  Shareholder Nominations for Election to the Board.........    38
  Shareholder Proposals for Next Year's Meeting.............    39
  Record Date; Shares Outstanding...........................    39
  Quorum and Voting.........................................    39
  Proxy Solicitation........................................    40
  Next Year's Annual Meeting................................    40
  Other Matters.............................................    40

                              SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held on Tuesday, April 19, 2005. This Proxy Statement and the enclosed proxy are being first mailed to SunTrust's shareholders on or about March 15, 2005.

     Voting your shares. The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. You may revoke the proxy at any time before it is exercised by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies for the proposals described below will be voted as recommended by the Board of Directors.

     IMPORTANT: The Securities and Exchange Commission approved rules that prohibit brokers or other nominees that are New York Stock Exchange member organizations from voting in favor of proposals relating to compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. If your shares are being voted by a broker or other nominee who is a NYSE member organization, such shares will only be voted in favor of Items 3 and 4 of this Proxy Statement if you have provided specific voting instructions to your broker or other nominee to vote such shares in favor of those proposals. Because the required vote of shareholders to approve these proposals is based upon the total number of votes cast, the failure to submit a proxy or vote in person, the abstention from voting, or the failure to give a broker instructions for how to vote on approval of the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan and the SunTrust Banks, Inc. Performance Unit Plan could, depending on the number of votes cast, have the same effect as a vote "AGAINST" these proposals.

     Method of Voting. You can simplify your voting and reduce SunTrust's costs by voting your shares via telephone or the Internet. The telephone and Internet voting procedures are designed to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

     Webcast of Annual Meeting. SunTrust is pleased to offer an audio webcast of the 2005 Annual Meeting. If you choose to listen to the webcast, go to "Investor Relations" located under "About SunTrust" at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 19 and available until May 19, 2005.

     Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

                             ELECTION OF DIRECTORS

DIRECTOR SELECTION PROCESS

     SunTrust maintains a standing Governance and Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees. The Committee periodically reviews the size and composition of the Board and determines whether it is necessary to add or replace directors. The Committee's charter is available on SunTrust's website at www.suntrust.com.

     Nominees for director will be selected based on the following criteria: (i) outstanding achievement in their careers; (ii) broad experience; (iii) independence; (iv) financial expertise; (v) integrity; (vi) financial integrity;
(vii) ability to make independent, analytical inquiries; (viii) understanding of the business environment; and (ix) willingness to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have, the capacity to obtain a basic understanding of: (i) the principal operational and financial objectives and plans and strategies of SunTrust; (ii) the results of operations and financial condition of SunTrust and of any significant subsidiaries or business segments; and (iii) the relative standing of SunTrust and its business segments in relation to its competitors. The Committee considers it essential that the Audit Committee have at least one member who qualifies as an "audit committee financial expert".

     The Committee and the Board consider a variety of sources when selecting individuals as potential Board members. Generally, SunTrust does not retain a search firm to assist in the selection of directors. Historically, most of SunTrust's director nominees have served on one of SunTrust Bank's local boards or the board of a company acquired by SunTrust, and have had a leadership position with an entity that is located in a community served by SunTrust. This practice has served SunTrust well and has been used in part to select the candidates that were considered as nominees. The Committee and the Board consider SunTrust Bank local board members to be an excellent source for nominees because their service provides them a better understanding of SunTrust and its operations and increases the level of contribution that individual can make to SunTrust and its constituents. In addition, the Committee considers for nominees certain chief executive officers of publicly held companies that are headquartered in SunTrust's markets and directors of companies acquired by SunTrust. SunTrust senior management assembles the list of candidates that are to be considered by the Committee. The Committee and Board also take into consideration the diversity of the Board when selecting nominees. The Committee will review this process from time to time and may alter the process in its discretion.

     Pursuant to the terms of the merger agreement by and between SunTrust and National Commerce Financial Corporation, which we refer to as NCF, SunTrust agreed to appoint 4 members of NCF's Board of Directors to the SunTrust Board at the effective time of the merger, which was October 1, 2004. The nominees proposed by NCF were Thomas C. Farnsworth, Jr., Blake P. Garrett, Jr., Thomas M. Garrott, III and Phail Wynn, Jr. The Committee reviewed the qualifications and independence of these nominees, applying the criteria described above, and unanimously voted to nominate and recommend to the Board that the NCF nominees be elected to serve as SunTrust directors at the effective time of the merger. On August 10, 2004, the Board adopted a resolution increasing the size of the Board to 18 members and elected the NCF nominees as directors effective October 1, 2004, to serve for a term expiring on the date of the 2005 Annual Meeting of Shareholders.

     Douglas N. Daft retired as a director of SunTrust on November 8, 2004 after 4 years of service. Upon the recommendation of the Chairman of the Board, the Committee considered E. Neville Isdell as the nominee to fill the vacancy on the Board created by Mr. Daft's departure. After evaluating Mr. Isdell using the criteria described above, the Committee recommended to the Board that E. Neville Isdell be elected as a director until the 2005 Annual Meeting. Mr. Isdell was elected a director at the Board's December 9, 2004 meeting.

     The Committee will consider candidates for director nominees put forward by shareholders. The proposal should state how the proposed candidate meets the criteria described above and the shareholder must comply with the other requirements set forth in the section entitled "Shareholder Nominations for Election to the

Board" under the heading "Additional Information". The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The Committee will also adhere to all applicable laws and regulations.

NOMINEES FOR DIRECTORSHIP
(ITEM 1)

     The Board of Directors, under the terms of SunTrust's bylaws, has determined that the number of directors constituting the Board shall be 18, with directors divided into 3 classes serving staggered 3-year terms. There are 9 directors who have been nominated to stand for reelection as directors at the Annual Meeting in 2005. Thomas C. Farnsworth, Jr., Patricia C. Frist, Blake P. Garrett, Jr., L. Phillip Humann, M. Douglas Ivester and Karen Hastie Williams have been nominated to stand for reelection as directors for a term expiring in 2008. Phail Wynn, Jr. has been nominated to stand for reelection as a director for a term expiring in 2007, and Thomas M. Garrott, III and E. Neville Isdell have been nominated to stand for reelection as directors for a term expiring in 2006. In addition to the nominees, there are 9 other directors continuing to serve on the Board, whose terms expire in 2006 and 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

     You may not vote your proxy for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.

     The following table sets forth for each nominee and each director whose term continues after the meeting his or her age, a brief description of his or her principal occupation and business experience during the last 5 years, certain other directorships held and how long he or she has been a director of SunTrust. Except for Mr. Humann and Mr. Garrott, none of the nominees or directors is employed by SunTrust or any entity that is an affiliate of SunTrust.

                                                                  DIRECTOR
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE
---------------------------------------------------------------   --------
NOMINEES FOR TERM EXPIRING IN 2008
 ------------------------------------------------------------

THOMAS C. FARNSWORTH, JR. is Chairman of Farnsworth Investment      2004
  Co. and affiliated companies (real estate development), and has held such positions since 1985. Mr. Farnsworth was a
  director of National Commerce Financial Corporation and
  became a director of SunTrust when National Commerce
  Financial Corporation merged with SunTrust in October 2004.
  Mr. Farnsworth is 67.

PATRICIA C. FRIST is a partner in Frist Capital Partners, which     2000
  invests in equities, real estate and venture capital. Mrs.
  Frist is also President of Frisco, Inc., an investment
  corporation, as well as President of the Patricia C. Frist and Thomas F. Frist, Jr. Foundation. Mrs. Frist is 65.

BLAKE P. GARRETT, JR. is a partner in Garrett & Garrett             2004
  Construction and related companies (commercial real estate development), and has held such positions since March 1966.
  Mr. Garrett was a director of National Commerce Financial
  Corporation and became a director of SunTrust when National
  Commerce Financial Corporation merged with SunTrust in
  October 2004. Mr. Garrett is 64.

L. PHILLIP HUMANN is Chairman of the Board and Chief Executive      1991
  Officer of SunTrust. Until December 2004, Mr. Humann also was
  President of SunTrust. He is a director of Coca-Cola
  Enterprises Inc., Equifax Inc. and Haverty Furniture
  Companies, Inc. Mr. Humann is 59.

M. DOUGLAS IVESTER retired as Chairman of the Board and Chief       1998
  Executive Officer of The Coca-Cola Company on February 17,
  2000. He served as President and Chief Operating Officer of
  The Coca-Cola Company from July 1994 until elected Chairman of the Board and Chief Executive Officer in October 1997. He
  is also a director of Georgia-Pacific Corporation and S1
  Corporation and is Chairman of the Board of the Woodruff
  Health Sciences Center, Inc. Mr. Ivester is 57.

                                                                  DIRECTOR
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE
---------------------------------------------------------------   --------
KAREN HASTIE WILLIAMS is a recently retired partner in the          2002
  Washington, D.C. law firm of Crowell & Moring LLP. She is
  also a director of Chubb Corporation, Continental Airlines,
  Inc., Gannett Company, Inc. and WGL Holdings, Inc. Ms.
  Williams is 60.

NOMINEE FOR TERM EXPIRING IN 2007
 ------------------------------------------------------------

PHAIL WYNN, JR. is President of Durham Technical Community          2004
  College. Dr. Wynn was a director of National Commerce
  Financial Corporation and became a director of SunTrust when
  National Commerce Financial Corporation merged with SunTrust in October 2004. Dr. Wynn is 57.

NOMINEES FOR TERM EXPIRING IN 2006
 ------------------------------------------------------------

THOMAS M. GARROTT, III served as Chairman of the Board of           2004
  Directors of National Commerce Financial Corporation from May
  1993 to January 2003. He also served as Chairman of the
  Board, President and Chief Executive Officer of National
  Commerce Financial Corporation from May 1993 to July 2000.
  Mr. Garrott became a director of SunTrust when National
  Commerce Financial Corporation merged with SunTrust in
  October 2004. Mr. Garrott is also a director of
  Anderson-Tully Company and serves on the Advisory Committee of The Pension Benefit Guaranty Corporation. Mr. Garrott is
  67.

E. NEVILLE ISDELL is Chairman of the Board of Directors and         2004
  Chief Executive Officer of The Coca-Cola Company and has held these positions since June 1, 2004. Mr. Isdell served as
  Chairman of the Board and Chief Executive Officer of
  Coca-Cola Beverages Plc from July 1989 to September 2000. In
  2000, he negotiated a merger with Hellenic Bottling Company to form Coca-Cola HBC, at the time the world's second-largest
  Coca-Cola bottler, and was its Vice Chairman and Chief
  Executive Officer from September 2000 to December 2001. After he left Coca-Cola HBC at the end of 2001, Mr. Isdell served as an international consultant to The Coca-Cola Company from
  January 2002 to May 2004. Mr. Isdell is 61.

DIRECTORS WHOSE TERMS EXPIRE IN 2007
 ------------------------------------------------------------

ROBERT M. BEALL, II is Chairman and Chief Executive Officer of      2004
  Beall's, Inc., the parent company of Beall's Department
  Stores, Inc. and Beall's Outlet Stores, Inc., which operate retail stores located from Florida to California. He is also a director of FPL Group, Inc. Mr. Beall is 61.

JEFFREY C. CROWE is Chairman of the Board of Landstar System,       2004
  Inc. Landstar System, Inc. and its affiliates provide
  transportation services to customers throughout North
  America. Until July 2004, Mr. Crowe was also Chief Executive
  Officer of Landstar System, Inc. Mr. Crowe was also Chairman of the U.S. Chamber of Commerce from June 2003 until June
  2004. From June 2002 to June 2003, he served as Vice Chairman of the U.S. Chamber of Commerce. From October 1993 to October
  2003, he served as Chairman of the National Defense
  Transportation Association. He is also a director of Silgan
  Holdings, Inc. Mr. Crowe is 58.

J. HICKS LANIER is Chairman and Chief Executive Officer of          2003
  Oxford Industries, Inc., a business engaged in the design, manufacture, marketing and sale of consumer apparel products.
  Mr. Lanier is also a director of Crawford & Company, Genuine
  Parts Company and WestPoint Stevens, Inc. Mr. Lanier is 64.

LARRY L. PRINCE is Chairman of the Board of Genuine Parts           1996
  Company, a service organization engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Mr. Prince is also a director of
  Crawford & Company, Equifax Inc. and John H. Harland Co. Mr.
  Prince is 66.

FRANK S. ROYAL, M.D. is President and a member of Frank S.          1998
  Royal, M.D., P.C. (family medicine). Dr. Royal is also a
  director of Chesapeake Corporation, Columbia/HCA Healthcare
  Corporation, CSX Corporation, Dominion Resources, Inc. and
  Smithfield Foods, Inc. Dr. Royal is 65.

                                                                  DIRECTOR
NAME, PRINCIPAL OCCUPATION, CERTAIN OTHER DIRECTORSHIPS AND AGE    SINCE
---------------------------------------------------------------   --------
DIRECTORS WHOSE TERMS EXPIRE IN 2006
 ------------------------------------------------------------

J. HYATT BROWN is Chairman of the Board and Chief Executive         1984
  Officer of Brown & Brown, Inc., an insurance agency. He is also a director of BellSouth Corporation, FPL Group, Inc.,
  International Speedway Corporation and Rock-Tenn Company. Mr.
  Brown is 67.

ALSTON D. CORRELL is Chairman of the Board and Chief Executive      1997
  Officer of Georgia-Pacific Corporation, a manufacturer and distributor of pulp, paper and building products. He is also a director of Mirant Corporation and Norfolk Southern Corp.
  Mr. Correll is 63.

DAVID H. HUGHES is Chairman of the Board of Hughes Supply,          1984
  Inc., a distributor of construction materials. Until May
  2003, he also served as Chief Executive Officer of Hughes
  Supply, Inc. Mr. Hughes is also a director of Brown & Brown,
  Inc. and Darden Restaurants, Inc. Mr. Hughes is 61.

G. GILMER MINOR, III is Chairman of the Board and Chief             1998
  Executive Officer of Owens & Minor, Inc., a national
  distributor of hospital and medical supplies. Mr. Minor was named Chairman of Owens & Minor, Inc. in May 1994 and also serves as a director. Mr. Minor is 64.

BOARD COMMITTEES

     The Board has 5 committees: (1) the Executive Committee; (2) the Audit Committee; (3) the Governance and Nominating Committee; (4) the Compensation Committee; and (5) the Risk Committee. The committee membership, the functions of each committee and the number of meetings held during 2004 are described below.

                                                                                 NUMBER OF MEETINGS
NAME OF COMMITTEE AND MEMBERS              FUNCTIONS OF COMMITTEE                     IN 2004
EXECUTIVE:                     - May exercise authority of full Board except              4
                               that it may not:
L. Phillip Humann, Chairman      - approve or propose to shareholders any
J. Hyatt Brown                 action that must lawfully be approved by
Thomas M. Garrott, III             shareholders;
E. Neville Isdell                - fill vacancies on the Board or any
                               committee;
                                 - amend the Articles of Incorporation;
                                 - adopt, amend or repeal the bylaws; or
                                 - approve a dissolution or merger of SunTrust
                               or the sale of all or substantially all the
                                   assets of SunTrust.

AUDIT:*                        - Appoints, compensates, retains, and directly            19
                               oversees the work of SunTrust's independent
M. Douglas Ivester, Chairman     auditor (subject to shareholder ratification
Jeffrey C. Crowe                 if applicable).
J. Hicks Lanier                - Monitors the following:
Frank S. Royal, M.D.             - the integrity of SunTrust's financial
Karen Hastie Williams          statements;
                                 - the independence and qualifications of its
                               independent auditor;
                                 - SunTrust's system of internal controls;
                                 - the performance of SunTrust's internal
                               audit process and independent auditor; and
                                 - SunTrust's compliance with laws,
                               regulations and the codes of conduct.
                               - Resolves any disagreements between management
                                 and the auditors regarding financial
                                 reporting.
                               - Pre-approves all audit services and permitted
                               non-audit services provided to SunTrust by its
                                 independent auditor.
                               - Performs other related duties as defined in a
                               written charter approved by the Board.
                               - Has only members that meet the independence
                               and experience requirements set forth in
                                 SunTrust's Corporate Governance Guidelines,
                                 as well as the requirements of the Securities
                                 Exchange Act of 1934 and applicable rules,
                                 the rules of the New York Stock Exchange,
                                 where SunTrust's common stock is listed, and
                                 other rules and regulations of the Securities
                                 and Exchange Commission. Mr. Ivester meets
                                 the definition of "audit committee financial
                                 expert" as defined by the Securities and
                                 Exchange Commission's rules and regulations.
* Robert M. Beall, II, Thomas C. Farnsworth, Jr., Patricia C. Frist and Blake P. Garrett, Jr., who
  served on the Audit Committee in 2004, were appointed, together with Phail Wynn, Jr., as the members of the newly formed Risk Committee of the Board of Directors on February 8, 2005, and
  they no longer serve on the Audit Committee.

                                                                                 NUMBER OF MEETINGS
NAME OF COMMITTEE AND MEMBERS              FUNCTIONS OF COMMITTEE                     IN 2004

GOVERNANCE AND NOMINATING:     - Responsible for making recommendations to the            4
                                 Board regarding the size and composition of
David H. Hughes, Chairman        the Board, reviewing qualifications of
Alston D. Correll                candidates to the Board and recommending
M. Douglas Ivester               nominees to the Board.
G. Gilmer Minor, III           - Has sole authority for retaining or
Karen Hastie Williams          terminating any search firm used to identify
Phail Wynn, Jr.                  director candidates and determining such
                                 firm's fees.
                               - Responsible for taking a leadership role in
                               shaping the corporate governance of SunTrust.
                               - Responsible for developing and recommending
                               to the Board a set of corporate governance
                                 guidelines, and periodically reviewing and
                                 reassessing the adequacy of those principles
                                 and recommending any proposed changes to the
                                 Board for approval.
                               - Responsible for leading the Board in its
                               annual review of the Board's performance.
                               - Responsible for addressing committee
                               structure and operations, committee reporting
                                 to the Board, committee member qualifications
                                 and committee member appointment and removal.
                               - Has only members that are independent under
                                 SunTrust's Corporate Governance Guidelines,
                                 as well as the rules of the New York Stock
                                 Exchange.

COMPENSATION:                  - Responsible for approving the compensation               5
                                 arrangements for senior management.
Larry L. Prince, Chairman      - Responsible for oversight and administration
Alston D. Correll              of certain executive and employee compensation
David H. Hughes                  and benefit plans, including the Stock Plans,
G. Gilmer Minor, III             Management Incentive Plan, Performance Unit
                                 Plan, 401(k) Excess Plan, Supplemental
                                 Executive Retirement Plan, ERISA Excess
                                 Retirement Plan and Change in Control
                                 Agreements.
                               - Has only members that are independent under
                                 SunTrust's Corporate Governance Guidelines,
                                 as well as the rules of the New York Stock
                                 Exchange.

                                                                                 NUMBER OF MEETINGS
NAME OF COMMITTEE AND MEMBERS              FUNCTIONS OF COMMITTEE                     IN 2004
RISK:                          - Responsible for assisting the Board in                   *
                               overseeing and reviewing information regarding
Thomas C. Farnsworth, Jr.        SunTrust's enterprise risk management
  Chairman                       framework, including the significant
Robert M. Beall, II              policies, procedures and practices employed
Patricia C. Frist                to manage credit risk, market risk and
Blake P. Garrett, Jr.            operational risk.
Phail Wynn, Jr.                - Responsible for overseeing SunTrust's
                                 implementation plan to qualify for the
                                 advanced regulatory capital approaches
                                 expected to be effective in 2008, including
                                 approval of significant components of
                                 SunTrust's credit risk framework, operational
                                 risk framework, and disclosure policies as
                                 expected to be required by the Federal
                                 Reserve Board.
                               - Responsible for reviewing and discussing with
                               various members of senior management matters
                                 related to credit risk, market risk,
                                 operational risk, legal, regulatory and
                                 compliance risk and enterprise risk
                                 management.
---------------------------------------------------------------------------------------------------

* The Risk Committee was formed by the Board on February 8, 2005, and therefore had no meetings in 2004.

ATTENDANCE AND COMPENSATION

     Attendance. Regular meetings of the Board are held quarterly. During 2004, the Board held 8 meetings. All SunTrust directors attended at least 75% of the Board meetings and meetings of committees on which they served. SunTrust expects, but does not require, directors to attend the Annual Meeting of Shareholders. Last year all but 1 director attended SunTrust's Annual Meeting of Shareholders. Mr. Daft did not attend because the annual meeting for The Coca-Cola Company was held on the same day in Delaware.

     Compensation. Each director who is not also an employee of SunTrust or its subsidiaries received an annual retainer of $45,000 in 2004. The Chairs of the Governance and Nominating, Compensation, Risk and Audit Committees also each receive an additional retainer of $10,000. In addition, each director was paid a fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended. Directors who were serving on the Board in February 2004 also received a grant of either 1,200 shares of restricted stock or 1,200 restricted stock units, at their election. Such restricted stock or restricted stock units vest after 1 year and each director has the option to defer receipt of the restricted stock or restricted stock units for various time periods after retirement from the Board. Directors serving as directors of SunTrust's subsidiaries only receive meeting attendance fees for service on those Boards. Directors may defer fees payable to them under SunTrust's Directors Deferred Compensation Plan. The return on deferred amounts is determined, at the election of the director, as if such funds had been invested in SunTrust common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on a quarterly basis.

     James B. Williams, who retired as SunTrust's Chairman of the Board and Chief Executive Officer in March 1998, retired as a director of SunTrust and Chairman of the Executive Committee on April 20, 2004. In his capacity as a former Chief Executive Officer of SunTrust, Mr. Williams was provided certain perquisites in 2004, including an office, office equipment and supplies and general secretarial support; a company car; tax and estate planning services; home security monitoring; and use of SunTrust's airplane when representing SunTrust at national, corporate, community and civic events. Tax liability as a result of these services (other than the car) is fully grossed-up by SunTrust.

     Additional Information Regarding Former Crestar Financial Corporation Directors. Mr. Minor, Dr. Royal and Ms. Williams, all former Crestar directors, also participate in a Crestar directors' program providing deferred benefits based on 1996 director awards plus their prior elective deferrals of Crestar retainers. These benefits are calculated in SunTrust common stock equivalents and paid, after their directorship ends, in whole shares of SunTrust common stock, with cash for any fractional share.

     Additional Information Regarding Former National Commerce Financial Corporation Directors. Former non-employee directors of NCF could elect to defer their retainers as well as their meeting fees pursuant to the NCF Director's Fees Deferral Plan. Mr. Farnsworth, a director of SunTrust since the NCF merger in October 2004, participates in this plan, and his account balance is now measured in phantom shares of SunTrust common stock, to be distributed when he terminates service on the SunTrust Board. No new deferrals are made to this plan after September 30, 2004.

     In addition, on October 1, 2004, the NCF merger date, SunTrust assumed an existing employment contract entered into between Thomas M. Garrott, III and NCF effective November 1, 2001. By amendment to this agreement on March 18, 2002, Mr. Garrott waived his right to receive any special compensation in the event of a change in control of NCF. On January 6, 2003, Mr. Garrott elected to be employed on part-time status through July 5, 2006, as provided by his employment agreement, and he resigned as Chairman of the NCF Board of Directors and ceased participating in the day-to-day management of NCF. During his part-time employment status, Mr. Garrott is required to remain available to consult with the company and its employees, is subject to certain restrictive covenants, including a non-competition restriction, and is entitled to the following remuneration: (1) an annual salary of approximately $477,000, adjusted annually for inflation, (2) continued participation in retirement, compensation (including stock incentive programs) and welfare plans (with medical and dental coverage for life for him and his spouse) at a level no less than his highest levels of participation or coverage during the last 12 months he was employed by NCF on a full-time basis, and (3) an office and support services. Mr. Garrott is also entitled to receive stock option grants to purchase 122,488 shares of SunTrust common stock in each of 2005 and 2006, at the then fair market value. Each grant is equivalent to the same level of Mr. Garrott's participation in the NCF stock option plans in 2002. Accordingly, Mr. Garrott received a stock option grant on February 8, 2005, for 122,488 shares of SunTrust stock at $73.14 per share. These options vest on February 8, 2008 and may be exercised using cash, SunTrust common stock or a combination of both. Mr. Garrott also participates in supplemental pension plans of NCF and SunTrust, which are described later in this Proxy Statement.

CORPORATE GOVERNANCE

     The Board of Directors has determined that the majority of SunTrust's directors are independent. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with SunTrust or its management that may impair the director's ability to make independent judgments. Particular attention is paid to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest. Generally, credit relationships with directors and their affiliates will not impair independence so long as the terms of the credit relationship are similar to other comparable borrowers. A director who is an executive officer of a company that makes payments to or receives payments from SunTrust for property or services in an amount which, in any fiscal year, is greater than 2% of such director's company's consolidated gross revenues will not be considered independent. The following directors have been deemed by the Board to be independent: Messrs. Beall, Correll, Crowe, Mrs. Frist, Messrs. Hughes, Isdell, Ivester, Lanier, Minor, Prince, Dr. Royal, Mrs. Williams and Dr. Wynn.

     The Board of Directors conducts a self-assessment annually, which is reported by the Governance and Nominating Committee to the Board. In addition, the Governance and Nominating Committee, the Compensation Committee, the Audit Committee and the Risk Committee also undergo an annual assessment of their performance. The non-employee directors of the Board typically meet in executive session at each regularly scheduled meeting, and such meetings are presided over by a Presiding Director who is selected by a majority of independent directors. Mr. Prince is currently serving as the Presiding Director.

     SunTrust has adopted a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. The Board, through the Governance and Nominating Committee, will then make a determination as to whether continued Board membership is appropriate.

     SunTrust has adopted a Senior Financial Officers Code of Ethical Conduct that applies to SunTrust's senior financial officers, including its principal executive officer, principal financial officer and controller. SunTrust also has adopted a SunTrust Code of Conduct that applies to all employees, and a Code of Business Conduct and Ethics for members of the Board of Directors. These 3 Codes of Conduct, as well as SunTrust's Corporate Governance Guidelines, and the charters for the Executive Committee, the Audit Committee, the Governance and Nominating Committee, the Compensation Committee and the Risk Committee can be found by clicking the heading "About SunTrust" on SunTrust's website at www.suntrust.com and then clicking on "Corporate Governance". In addition, this information is available in print to any shareholder who requests it by contacting Greg W. Ketron, Director of Investor Relations, at 404-827-6714. The Board intends that non-employee directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on SunTrust's website.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of SunTrust or a specified director, including the Presiding Director, the non-management directors as a group, or a committee of the Board should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 643, Atlanta, Georgia 30302.

     All communications so received from shareholders or other interested parties will be forwarded to the members of the Board of Directors or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, the non-management directors only, or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chairman.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next Annual Meeting. The following table sets forth the name of each executive officer as of December 31, 2004 and the principal positions and offices he holds with SunTrust. Unless otherwise indicated, each of these officers has served as an executive officer of SunTrust or a principal subsidiary for at least 5 years.

NAME                                               INFORMATION ABOUT EXECUTIVE OFFICERS
----                                               ------------------------------------
L. Phillip Humann....................  Chairman of the Board and Chief Executive Officer of
                                       SunTrust.
James M. Wells III...................  President and Chief Operating Officer of SunTrust since
                                       December 9, 2004. From August 2000 until December 9, 2004,
                                         Mr. Wells was a Vice Chairman of SunTrust with
                                         responsibility for oversight of SunTrust's commercial,
                                         retail, mortgage and private client services lines of
                                         business, as well as senior executive responsibility for
                                         SunTrust's marketing and corporate strategy units. Since
                                         February 2003, Mr. Wells has had responsibility for
                                         SunTrust's technology and operations functions. At
                                         December 9, 2004, Mr. Wells added the Corporate and
                                         Investment Banking Group to his responsibilities. From
                                         January 2000 to August 2000, Mr. Wells served as President and Chief Executive Officer of SunTrust's Mid-Atlantic
                                         region. Mr. Wells is 58.

NAME                                               INFORMATION ABOUT EXECUTIVE OFFICERS
----                                               ------------------------------------
William R. Reed, Jr..................  A Vice Chairman of SunTrust since October 1, 2004, with responsibility for SunTrust's 4 geographic banking groups
                                         and the Corporate Sales Administration function. From May
                                         2003 to October 2004, Mr. Reed was President and Chief
                                         Executive Officer of National Commerce Financial
                                         Corporation. From July 2000 until May 2003 he was Chief
                                         Operating Officer for National Commerce Financial
                                         Corporation. Prior to the July 2000 merger of National
                                         Commerce Bancorporation and CCB Financial Corporation, he
                                         was vice chairman and director of National Commerce
                                         Bancorporation and chairman and director of National Bank
                                         of Commerce. Mr. Reed is 58.
John W. Clay, Jr.....................  A Vice Chairman of SunTrust from August 2000 until December
                                       9, 2004 when he announced his intention to retire, with
                                         management oversight of banking functions, including
                                         corporate and investment banking. Until his retirement on
                                         December 31, 2005, Mr. Clay will be consulting with
                                         SunTrust on Tennessee business development and providing
                                         transition consulting on his previous duties. From 1997
                                         until August 2000 he was an Executive Vice President of
                                         SunTrust. Mr. Clay is 63.
Theodore J. Hoepner..................  A Vice Chairman of SunTrust from August 2000 until December
                                       9, 2004 when he announced his intention to retire, with
                                         responsibility for SunTrust's asset quality, efficiency
                                         and quality initiatives, human resources and legal and
                                         regulatory affairs. Mr. Hoepner was also Chief Risk
                                         Officer from February 2003 until December 9, 2004 and had
                                         responsibility for SunTrust's audit and internal control
                                         functions. Until his retirement on June 30, 2005, Mr.
                                         Hoepner will be consulting with SunTrust on Florida
                                         business development, government affairs, transition of
                                         the new Florida executive team and providing transition
                                         consulting on his previous duties. From August 2000 until
                                         February 2003, Mr. Hoepner also had responsibility for
                                         SunTrust's technology and operations functions. From 1997
                                         until August 2000 he was an Executive Vice President of
                                         SunTrust, with responsibility for SunTrust's Florida
                                         banking operations, SunTrust Service Corporation, Human
                                         Resources and efficiency and quality initiatives. Mr.
                                         Hoepner is 63.
Mark A. Chancy.......................  Senior Executive Vice President and Chief Financial Officer
                                       of SunTrust since August 10, 2004. From July 2001 until
                                         August 10, 2004 he was Senior Vice President and Treasurer
                                         of SunTrust. From 1997 to July 2001 he was Chief Financial
                                         Officer of The Robinson-Humphrey Company. Mr. Chancy is
                                         40.
Robert H. Coords.....................  Senior Executive Vice President and Chief Risk Officer of
                                       SunTrust since December 9, 2004. Prior to that, he was an
                                         Executive Vice President of SunTrust and Chief Efficiency
                                         and Quality Officer. Mr. Coords is 62.

NAME                                               INFORMATION ABOUT EXECUTIVE OFFICERS
----                                               ------------------------------------
David F. Dierker.....................  Senior Executive Vice President and Chief Administrative
                                       Officer of SunTrust since December 9, 2004. From January
                                         2000 to November 2004, Mr. Dierker served as Strategic
                                         Financial Officer of SunTrust. Mr. Dierker is 47.
Carl F. Mentzer......................  Senior Executive Vice President and Chief Credit Officer of
                                       SunTrust since December 9, 2004. From January 2000 until
                                         December 2004, Mr. Mentzer was an Executive Vice President
                                         of SunTrust and Commercial Line of Business Head, and from
                                         October 12, 2004 until December 9, 2004 he served as
                                         acting Chief Credit Officer. In May 1995, Mr. Mentzer was
                                         elected Chairman of the Board and Chief Executive Officer
                                         of SunTrust Bank, Tampa Bay and held that position until
                                         December 31, 1999. Mr. Mentzer is 59.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

INTRODUCTION

     Decisions regarding the compensation of SunTrust's executives are made by the Compensation Committee of the Board, which we refer to in this report as the Committee. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues, including ensuring that key management are compensated effectively and in a manner consistent with the stated compensation strategy of SunTrust and the requirements of the appropriate regulatory bodies. The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. Each member of the Committee is appointed by the Board and is an independent director.

     With the belief that each executive officer's actions have the potential to impact the short-term and long-term profitability of SunTrust, the Committee places considerable importance on its oversight of the design and administration of the executive compensation program.

OBJECTIVES OF EXECUTIVE COMPENSATION

     The objectives of SunTrust's executive compensation program are to: (1) increase shareholder value, (2) improve SunTrust's overall performance, (3) align incentives with the business unit directly impacted by the executive's leadership and performance, (4) enhance the individual executive's performance, and (5) attract and retain quality executive leadership.

     The Committee strives to meet these objectives while maintaining market competitive pay levels, ensuring the efficient use of shares and predictable expense recognition. Additionally, in an effort to meet the objectives outlined above, it has retained a nationally known executive compensation and benefits consulting firm to advise it on a regular basis as it administers the executive compensation and benefits program.

COMPENSATION PHILOSOPHY

     Overall, SunTrust's compensation philosophy is to ensure that each executive's pay is tied to financial, operational and individual performance. The compensation philosophy underlying the policies and programs adopted by the Committee can be summarized as follows:

  Competitive Positioning

     SunTrust uses a peer group of financial services companies for benchmarking executive compensation practices and levels. This peer group includes companies from the S&P Diversified Banks Index used in the

Stock Performance Graph. For purposes of 2004 compensation, the peer group consisted of the following companies:

- Bank of America Corporation               - Northern Trust Company
- Bank One Corporation                      - PNC Financial Services Group
                                            Incorporated
- BB&T Corporation                          - SouthTrust Corporation
- Fifth Third Bancorp                       - US Bancorp
- Fleet Boston Financial                    - Wachovia Corporation
- KeyCorp                                   - Wells Fargo & Company
- National City Corporation

     Each component of executive compensation is targeted at a level relative to this peer group as follows:

     - Total Direct Compensation: median of market practice, with significant upside potential, as warranted by performance.

     - Base Salary: median of market practice, tied to incumbent-specific factors.

     - Annual Bonuses and Long-Term Incentives: at expected levels of performance, targeted at market median practice, with upside opportunities for superior performance. If performance is below expectations, payments from both annual and long-term incentive programs may be significantly reduced or even eliminated.

     - Benefits: market median as to both the value and components delivered, while perquisites are linked to important business needs.

  Variable Pay and Shareholder Alignment

     While SunTrust emphasizes market practices in the design and administration of the executive compensation program, there is a greater weight on variable pay and an emphasis on shareholder alignment. SunTrust's philosophy is that variable pay should constitute the majority of total direct compensation. Incentive performance measures should promote shareholder return and earnings growth, and the plan design should assure clear linkages between performance measures, participants' ability to influence such measures and award levels. Additionally, long-term incentive awards should reflect company and individual performance.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

     The 3 primary components of the executive compensation program are:

     - Base Salary

     - Annual Cash Incentive

     - Long-term Incentives: delivered through the Performance Unit Plan and stock awards.

BASE SALARY

     Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of financial responsibility. Salaries for top executives are reviewed annually and, compared to the peer group, are generally targeted at median competitive levels.

ANNUAL CASH INCENTIVE

     The 2004 bonuses for SunTrust executives and other participants were paid under the Management Incentive Plan (MIP) that is described below. The 2004 bonuses for the NCF legacy executives (including Mr. Reed) were entirely paid from the NCF Management Performance Incentive Plan. The NCF legacy executives and employees will be included in the 2005 SunTrust MIP.

  Management Incentive Plan

     The MIP focuses on the achievement of annual financial goals and pays out in cash. The MIP is designed to: (1) support SunTrust's strategic business objectives, (2) promote the attainment of profit and revenue goals, (3) reward achievement of business unit and individual performance objectives, and (4) encourage teamwork.

     Who Is Eligible

          Participation in the MIP is limited to a group of key employees, selected by the Committee, who have a material impact on SunTrust's performance. MIP participants include all of the executive officers named in this Proxy Statement (excluding Mr. Reed for 2004 because of his participation in a similar NCF plan). Awards earned under the MIP are contingent upon employment with SunTrust through the end of the fiscal year, except for payments made in the event of death, retirement or disability, or in the event of a change in control. MIP payouts are set forth in the Summary Compensation Table under the heading "Bonus".

     How It Works

          Except for the named executive officers, financial and non-financial performance measures are established for each participant, with an emphasis on business unit objectives where appropriate. For 2004, MIP performance measures for the named executive officers were based exclusively on consolidated net income. If approved by shareholders at the 2005 Annual Meeting, the business criteria upon which performance goals for 2005 and later years may be based will be expanded to include other options as selected by the Committee. Target, threshold and maximum performance benchmarks are developed for each performance measure, and each participant is assigned a target incentive award opportunity expressed as a percentage of the participant's base salary.

          Achievement of the target performance benchmarks for each performance measure produces a target incentive award payment. Actual performance below the target performance benchmark produces an award less than the target award down to zero. Actual performance above the target performance benchmark produces an award greater than the target award. Maximum performance benchmarks, which would result in a payout of 150% of the target award, reflect very ambitious goals, which can only be attained when business results are exceptional, thus justifying the higher award payments.

LONG-TERM INCENTIVES

     Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are delivered through the Performance Unit Plan and stock option awards.

  Performance Unit Plan

     The purpose of the Performance Unit Plan, which we refer to as the PUP, is to: (1) promote the long-term interests of SunTrust and its shareholders, and
(2) motivate, retain and reward those executives who contribute significantly to SunTrust's long-term strategy development and financial performance.

     Who Is Eligible

          Participation in this plan is limited to a select group of executive management, including the executive officers named in this Proxy Statement.

     How It Works

          Each participant is awarded a number of performance units, based upon his/her position level within SunTrust and individual performance, with each unit having an initial value of $30.00. The final value of each unit is determined at the conclusion of the 3 year performance cycle. Two measures of corporate performance are established at the beginning of each performance cycle, and each corresponds to minimum, target, and maximum unit values at given levels of performance. These performance measures for the 2004-2006 performance cycle are: (1) 3 year cumulative consolidated net income, and (2) 3 year cumulative earnings per share.

          At the end of each performance cycle, the payout value is determined using the higher of actual net income or earnings per share relative to the minimum, target, and maximum performance objectives established for the 3 year performance cycle. Straight-line interpolation is used to calculate payout values between minimum, target, and maximum levels. This method was employed due to SunTrust's share purchase program and the desire not to penalize executives for this strategy.

     Background on PUP Awards

          Pending the completion of a comprehensive executive compensation and benefits review conducted in 2003, PUP awards were not granted in that year. Instead, restricted stock grants were made to approximately 170 participants. As the executive compensation study recommended the resumption of performance unit grants to PUP participants, no further restricted stock awards are planned. If either restricted stock awards or stock units are granted in future years, they will reduce the maximum PUP payout for the cycle beginning in the grant year. This and other changes in the material terms of the PUP performance goals are being presented to shareholders for approval at the Annual Meeting. PUP awards for the 2004-2006 performance cycle are shown in the "Long-Term Incentive Plan Awards in 2004" table. PUP payouts, if earned based on performance, are set forth in the Summary Compensation Table under the heading "LTIP Payouts". The restricted stock grants made in 2003 are set forth in the Summary Compensation Table under the heading "Restricted Stock Awards".

  Stock Option Awards

     In addition to the PUP, SunTrust makes annual stock option awards to senior executives. These awards have been a vital component of compensation for many years and are used to: (1) create a fundamental, long-term linkage between the interests of executives and shareholders, and (2) recruit and retain talent at many levels of the organization.

     In the past 2 years, the Committee has examined various forms of equity incentives but considers the use of options as the best method of linking stock price performance to executive pay over the long-term, and the Committee expects that options will continue as a significant portion of each executive's total compensation.

     Who Is Eligible

          Options are used at many levels of the organization, and in 2004, all of the named executive officers received option awards.

     How It Works

          For executive officers, stock options represent at least half of the individual's long-term incentive compensation. Generally, options have a 10 year term and vest 3 years after the date of grant. SunTrust options have an exercise price equal to the fair market value of the underlying stock on the date of grant.

     SunTrust has the following plans under which it grants or has granted stock options and other equity awards:

     - 2004 Stock Plan

     - 2000 Stock Plan

     - 1995 Stock Plan

     All of the plans are administered by the Committee, which has the authority to grant stock options to purchase SunTrust common stock, restricted shares of SunTrust common stock (which may be subject to both grant and forfeiture conditions), stock units and stock appreciation rights, which we refer to as SARs.

The Committee has delegated to the Chief Executive Officer limited authority to grant options. The plans have been used to make stock-based incentives, especially stock options, important factors in attracting, retaining and rewarding employees and to closely align employees' interests with those of SunTrust's shareholders.

     2004 Stock Plan

          The 2004 Stock Plan was adopted by the Board in February 2004 and was approved by the shareholders at the 2004 Annual Meeting. The plan allows for the grant of stock options, restricted stock, stock units and SARs. There were 14,000,000 shares of SunTrust common stock reserved for use under the 2004 Stock Plan, of which 2,800,000 could, but need not, be granted as restricted stock. In addition, authorized but unissued shares available for issuance under the 2000 Stock Plan and any shares subject to grants that are later forfeited or expire under the 2000 Stock Plan are reserved for issuance under the 2004 Stock Plan.

     2000 Stock Plan

          The 2000 Stock Plan was adopted by the Board in February 2000 and approved by the shareholders at the 2000 Annual Meeting. The 2000 Stock Plan provided for grants of options, restricted shares and SARs. Since the 2004 Stock Plan was approved by shareholders, no further grants have been made or will be made under the 2000 Stock Plan, although awards from this plan remain outstanding.

     1995 Stock Plan

          The 1995 Executive Stock Plan, which we refer to as the 1995 Stock Plan, was designed to use stock based incentives to focus executives and other eligible participants on SunTrust's long-term performance and to attract and retain qualified employees. No further grants will be made under the 1995 Stock Plan, although awards from this plan remain outstanding.

  Restricted Stock Awards

     Most salaried employees of SunTrust are eligible for restricted stock awards under the 2004 Stock Plan. Restricted stock awards often vest based on the recipient's continued employment with SunTrust, but these awards may also carry additional vesting requirements, including performance conditions. These awards are granted on a case-by-case basis to address special retention or incentive issues. In 2004, no restricted stock awards were made by the Committee to the executive officers named in the Proxy Statement.

  Executive Share Retention Guidelines

     One of the Committee's priorities is to encourage executives to be significant shareholders -- the Committee believes that significant stock ownership by executives is a contributing factor to superior long-term corporate performance. Although SunTrust's executive officers already have a significant equity stake in SunTrust (as reflected in the beneficial ownership information contained in this Proxy Statement), the Committee has adopted a share retention policy for upper level management. The policy provides for the executive officers named in this Proxy Statement to retain all net shares acquired through SunTrust-sponsored incentive plans until retirement or termination, with a provision to allow diversification of portfolios for executives age 55 or older. Other executive officers have similar, but lower, share retention requirements.

OTHER COMPENSATION PLANS

     In addition to the executive compensation plans described above, executive officers are also eligible for:

  401(k) Plan Matching Contributions

     SunTrust matches a percentage of eligible employee contributions to its qualified 401(k) Plan. The matching contributions are currently made in SunTrust common stock. Up to 50% of such matching contributions made after 2004 will be eligible for diversification into other investments, and participants who are age 55 or older may diversify 100% of their matching contributions.

  401(k) Excess Plan

     SunTrust maintains an unfunded nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants, except for the imposition of certain statutory limits on qualified plan benefits. Participants' interests in the 401(k) Excess Plan are accounted for in phantom units and consist of the participant's deferrals plus SunTrust's matching contributions. Participants' investment choices mirror most of the investment options allowed in the 401(k) Plan, except that participants may not direct any portion of their account to an investment vehicle tied to the value of SunTrust common stock or a bank collective fund. SunTrust's matching contributions are accounted for in SunTrust common stock equivalents. The amounts of SunTrust's matching contributions credited to the 401(k) Excess Plan and matching contributions under the 401(k) Plan on behalf of the executive officers named in the Proxy Statement are included in the amounts shown in the Summary Compensation Table under the heading "All Other Compensation".

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the 4 other highest paid executive officers at the end of such year, which executives we refer to as covered employees, will not be deductible for federal income tax purposes unless the following conditions are met: (1) the compensation qualifies as "performance-based compensation", and (2) shareholders must be advised of and must approve the material terms of the performance goals under which compensation is to be paid and, under certain conditions, must reapprove the material terms of the performance goals every 5 years.

     On February 8, 2000, the Board of Directors approved certain amendments to the MIP and the PUP which were designed to ensure that, to the extent possible, awards payable under these plans would be fully deductible by SunTrust for purposes of Section 162(m). SunTrust's shareholders approved the material terms of the performance goals under which compensation is paid under the MIP and the PUP at the 2000 Annual Meeting. SunTrust's shareholders are being asked to do the same again at the 2005 Annual Meeting. The material terms of the performance goals of the MIP and the PUP are described in this Proxy Statement in Item 3, Proposal to Approve the Material Terms of the Performance Goals for SunTrust's MIP and Item 4, Proposal to Approve the Material Terms of the Performance Goals for SunTrust's PUP.

     In 2004, change in control payments were made to certain then current officers of NCF, including Mr. Reed, in connection with NCF's merger with SunTrust. SunTrust was obligated to make these payments under the terms of the merger agreement and employment contracts the officers then had with NCF. The change in control payments to Mr. Reed, which are shown in the Summary Compensation Table under the heading "All Other Compensation", were not subject to excise taxes or the loss of deductibility of the payments by SunTrust under Sections 4999 and 280G of the Internal Revenue Code. Such payments, however, were not entirely deductible as performance based compensation under Section 162(m).

     It has been and continues to be the Committee's intent that all incentive payments be deductible unless maintaining such deductibility would undermine SunTrust's ability to meet its primary compensation objectives (as discussed at the beginning of this Report of the Compensation Committee).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above is applied in setting Mr. Humann's compensation. Mr. Humann participates in the same executive compensation plans available to other executive officers. After a period of 26 months with no adjustment to his base salary, Mr. Humann received a base salary merit adjustment of 3.7%, to $985,000, in March 2004. Mr. Humann's target bonus as a percentage of salary for 2004 remained at 100%.

     Mr. Humann's cash compensation in 2004 was $2,335,313, which included a MIP award of $1,356,146 for 2004. This represented a MIP payout of above target payment and is the result of SunTrust exceeding the net income target that the Committee set prior to the start of 2004. The MIP award was adjusted to exclude any impact (either positive or negative) from the NCF transaction. Mr. Humann did not earn a PUP award payout for the 2002-2004 performance cycle as SunTrust failed to meet the cumulative earnings targets set by the Committee. The Committee believes Mr. Humann's 2004 MIP bonus is consistent with the corporate performance.

     In 2004, Mr. Humann was granted a nonqualified stock option for 150,000 shares of SunTrust common stock. Mr. Humann also received a grant of 12,000 units under the PUP for the 2004-2006 performance cycle. Each PUP unit has a target value of $30.00, although the ultimate value of the award will depend upon the extent to which SunTrust meets cumulative net income or cumulative earnings per share performance objectives over the 2004-2006 performance cycle.

     The adjustments to base salary reflect the Committee's confidence in Mr. Humann, his continued strong leadership, SunTrust's financial performance, and a desire to ensure that his conservative compensation package gets closer to the median of peer group practices.

     Annually, non-employee members of the Board of Directors evaluate the Chief Executive Officer's performance, which is a factor in determining the Chief Executive Officer's compensation.

SUMMARY

     In summary, the Committee believes this mix of conservative market-based salaries, potentially significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in SunTrust represents a balance that will motivate the management team to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of SunTrust in operating its business and appropriate rewards based on shareholder value creation.

     Submitted by the Compensation Committee of SunTrust's Board of Directors.

        Larry L. Prince, Chairman
        Alston D. Correll
        David H. Hughes
        G. Gilmer Minor, III

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2002, 2003, and 2004, the cash compensation paid by SunTrust and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to each of SunTrust's 5 most highly compensated executive officers and to the retired Vice Chairman and Chief Financial Officer, who would have been included as one of the 5 most highly compensated executive officers but for the fact that he was not serving as an executive officer of SunTrust on December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                        ------------------------------------
                                         ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                                -------------------------------------   -------------------------   --------
                                                              OTHER                    SECURITIES
                                                             ANNUAL      RESTRICTED      UNDER-                ALL OTHER
NAME AND PRINCIPAL                                           COMPEN-       STOCK         LYING        LTIP      COMPEN-
POSITION                 YEAR    SALARY        BONUS        SATION(1)   AWARDS(2)(3)   OPTIONS(4)   PAYOUTS    SATION(5)
------------------       ----   --------     ----------     ---------   ------------   ----------   --------   ----------
L. Phillip Humann......  2004   $979,167     $1,356,146      $71,179      $     --      150,000     $     --   $   48,998
   Chairman of the
   Board and Chief       2003    950,000        950,000       54,731       359,876      150,000           --       48,002
   Executive Officer     2002    950,000             --           --            --           --      294,200       49,783


James M. Wells III.....  2004    675,104        748,015      107,146            --      100,000           --       93,421
  President and          2003    650,000        520,000       95,915       239,918      100,000           --       73,400
  Chief Operating
  Officer                2002    650,000             --      147,237            --           --      147,100       78,405

William R. Reed,
  Jr.(6)...............  2004    554,613        558,556           --       278,721      100,000           --    4,023,242
  Vice Chairman

John W. Clay, Jr.(7)...  2004    541,667        600,167       50,367            --      100,000           --       29,025
  Vice Chairman          2003    525,000        420,000           --       239,918      100,000           --       28,452
                         2002    525,000             --           --            --           --      147,100       29,356

Theodore J.
  Hoepner(8)...........  2004    541,667        600,167        9,098            --      100,000           --       29,025
  Vice Chairman          2003    525,000        420,000           --       239,918      100,000           --       28,452
                         2002    525,000             --           --            --           --      147,100       29,356

John W. Spiegel(9).....  2004    455,000        504,140        1,242            --       75,000           --       25,180
  Retired Vice Chairman  2003    500,000        400,000           --       239,918      100,000           --       27,074
  and Chief Financial    2002    500,000             --           --            --           --      176,520       28,180
  Officer

---------------

(1) Includes the cost of providing various perquisites and personal benefits if the benefit amount exceeds the lesser of $50,000 or 10% of the executive's salary and bonus. The amount shown for Mr. Humann in 2004 includes $20,967 related to tax return preparation and financial planning services, the premium amount paid for supplemental disability equal to $6,942, club dues and fees of $20,777, tax liabilities associated with providing home security of $360, imputed income related to personal air travel of $4,597 and income tax gross up of $17,536 for all these amounts (excluding premiums on supplemental disability and club fees and dues). The amount shown for Mr. Wells in 2004 includes $65,414 related to a substitute payment for foregone premiums on a terminated split dollar life insurance policy, tax return preparation and financial planning services in the amount of $15,894, the premium amount paid for supplemental disability equal to $6,852, club dues and fees of $4,710, a car allowance of $2,167, imputed income for personal air travel of $810 and income tax gross up of $11,299 for all these amounts (excluding payments for insurance policy, premiums on supplemental disability, car allowance and club fees and dues). The amount shown for Mr. Clay includes $17,139 for tax preparation and financial planning services, the premium amount paid for supplemental disability equal to $7,378, club dues and fees of $11,396, tax liabilities associated with providing home security of $360, imputed income related to personal air travel of $1,379 and income tax gross up of $12,715 on all these amounts (excluding premiums on supplemental disability and club dues and fees). The amount shown for Mr. Hoepner includes income tax gross up of $9,098. The amount shown for Mr. Spiegel includes income tax gross up of $1,242.
(2) Restricted stock grants were made in 2003 in lieu of performance units under the Performance Unit Plan.
(3) Performance-based restricted stock, which we refer to as performance stock, is held by certain of the executive officers listed above under the 1986 Executive Stock Plan and the 1995 Stock Plan. Three events must occur with respect to the performance stock before the executive takes full title to the performance stock. Shares generally are granted, awarded, become vested and finally are distributed. After performance stock is granted by the Compensation Committee, 20% increments are awarded if and when there are comparable 20% increases in the average price of SunTrust's common stock from the initial price at the time of grant. Most of the awarded shares vest and are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded to participants; (ii) at attaining age 64;
    (iii) in the event of the death or disability of a participant; or (iv) in the event of a change in control of SunTrust as defined in the 1986 Executive Stock Plan or the 1995 Stock Plan. Eighty percent of the performance-based restricted stock granted in 1996 has been awarded, and the time period for awarding the remaining shares granted has expired. Approximately 40% of the granted shares became fully vested as of February 10, 2000 and are no longer subject to service and forfeiture conditions. The restricted stock awards indicated in the chart above, other than those granted to Mr. Reed by NCF, were granted pursuant to the 2000 Stock Plan and are not performance based. The individuals set forth in the table above, other than Mr. Reed, were awarded, subject to the terms and conditions of the 1986 Executive Stock Plan, the 1995 Stock Plan or the 2000 Stock Plan, the number of shares of restricted stock, including performance stock, with a value as of December 31, 2004, as follows: Messrs. Humann 326,630 shares, $24,131,424; Wells 4,420 shares, $326,550; Clay 82,420 shares, $6,089,190;
    Hoepner 146,420 shares, $10,817,510; and Spiegel 198,420 shares, $14,659,270. As described above, all such shares have been awarded and about 40% of the performance shares held by the individuals named in this footnote (excluding Messrs. Wells and Reed) have vested. Dividends were paid in 2004 on shares of awarded restricted stock as follows: Messrs. Humann $653,260; Wells $8,840; Clay $164,840; Hoepner $292,840; and Spiegel $396,840. With
    respect to restricted stock awards to Mr. Reed, see footnote 6 below.
(4) The options that typically would have been granted in November 2002 were postponed until February 2003 due to a change in the timing of the executive compensation process.
(5) The amounts shown in this column for 2004 reflect SunTrust contributions made on behalf of the following named executive officers under SunTrust's 401(k) Plan and accruals under the 401(k) Excess Plan:

                                                                                       COMPANY
                                                              COMPANY MATCHING        MATCHING
NAME                                                          (QUALIFIED PLAN)   (NONQUALIFIED PLAN)
----                                                          ----------------   -------------------
L. Philip Humann............................................       $8,200              $30,967
James W. Wells III..........................................       $8,200              $18,804
John W. Clay, Jr. ..........................................       $8,200              $13,467
Theodore J. Hoepner.........................................       $8,200              $13,467
John W. Spiegel.............................................       $8,200              $10,000

    Also includes SunTrust premiums paid in 2004 for term life insurance for Mr. Humann in the amount of $9,831, for Mr. Clay in the amount of $7,358, for Mr. Hoepner in the amount of $7,358, and for Mr. Spiegel in the amount of $6,980. The amount shown for Mr. Wells in 2004 also includes above market interest earned on deferred compensation of $66,417. The amount shown for Mr. Wells in 2003 also includes above market interest earned on deferred compensation of $47,400. The amount shown for Mr. Wells in 2002 includes the actuarial equivalent of benefits from SunTrust premiums on a split-dollar life insurance policy and above market interest earned on deferred compensation of $36,617. The amount shown for Mr. Reed in 2004 includes the components set forth in footnote 6 below.
(6) Prior to the October 2004 merger of NCF with and into SunTrust, Mr. Reed served as the President and Chief Executive Officer of NCF. Since the merger, he has served as a Vice Chairman of SunTrust. The amounts reflected in this table consist of 2004 compensation to Mr. Reed from NCF and from SunTrust as follows: Salary -- $415,200 from NCF, $139,413 from SunTrust; Bonus -- $279,237 from NCF, $279,319 from SunTrust, in each case paid by SunTrust pursuant to NCF bonus plans; Other Annual
    Compensation -- $0 from NCF, $0 from SunTrust; Restricted Stock
    Awards -- $278,721 from NCF (8,100 shares of NCF restricted stock converted into 4,012 shares of SunTrust restricted stock in the NCF merger), with dividends of $5,245 on these restricted shares from NCF; $0 from SunTrust; Securities Underlying Options -- does not include 100,800 options issued by NCF (which converted into 49,926 options for SunTrust common stock), does include 100,000 options for SunTrust common stock issued by SunTrust; LTIP Payouts -- $0 from NCF, $0 from SunTrust; All Other Compensation -- premiums paid on term life insurance of $5,612 from NCF, $1,871 from SunTrust, company match contributed to NCF qualified 401(k) plan of $6,500 from NCF and $0 from SunTrust, company match contributions to nonqualified 401(k) plans of $5,956 from NCF and $544 from SunTrust, and change in control payment of $4,002,759 from SunTrust pursuant to the merger agreement with NCF and a change in control agreement between NCF and Mr. Reed.
(7) Mr. Clay is a Vice Chairman of SunTrust Bank Holding Company. Since retiring from his position as Vice Chairman of SunTrust as of December 9, 2004, he has served as an employee consultant of SunTrust.
(8) Mr. Hoepner is a Vice Chairman of SunTrust Bank Holding Company. Since retiring from his position as Vice Chairman of SunTrust as of December 9, 2004, he has served as an employee consultant of SunTrust.
(9) Mr. Spiegel is a Vice Chairman of SunTrust Bank Holding Company. Since retiring from his position as Vice Chairman and Chief Financial Officer of SunTrust on August 10, 2004, he has served as an employee consultant of SunTrust.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to SunTrust's named executive officers as of the end of the last fiscal year. SunTrust did not award any stock appreciation rights during the last fiscal year.

                           OPTION GRANTS DURING 2004

                                                                INDIVIDUAL GRANTS
                                         ---------------------------------------------------------------
                                         NUMBER OF     % OF TOTAL
                                         SECURITIES     OPTIONS
                                         UNDERLYING    GRANTED TO    EXERCISE                 GRANT DATE
                                          OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION    PRESENT
NAME                                      GRANTED     FISCAL YEAR    SHARE(1)       DATE       VALUE(2)
----                                     ----------   ------------   ---------   ----------   ----------
L. Phillip Humann......................   150,000        3.73%        $73.19      2/10/14     $1,261,950
James M. Wells III.....................   100,000        2.49%         73.19      2/10/14        841,300
William R. Reed, Jr.(3)................   100,000        2.49%         71.24      10/1/14        828,700
John W. Clay, Jr. .....................   100,000        2.49%         73.19      2/10/14        841,300
Theodore J. Hoepner....................   100,000        2.49%         73.19      2/10/14        841,300
John W. Spiegel........................    75,000        1.87%         73.19      2/10/14        630,975

---------------

(1) Under the 2000 Stock Plan and the 2004 Stock Plan, the exercise price must not be less than 100% of the fair market value of SunTrust common stock on the date the option is granted. These options vest on 2/10/07 for Messrs. Humann, Wells, Hoepner, Clay and Spiegel, and on 10/1/07 for Mr. Reed. Options may be exercised using cash, SunTrust common stock or a combination of both.
(2) These values were established using the Black-Scholes stock option valuation model. For all grants other than those to Mr. Reed, the Black-Scholes value, an estimate based on assumptions about future stock price volatility and dividend yield, was 11.49% of the stock price on the date of grant. The estimated volatility of 12.99% was based on historical data from the prior 5 years. The estimated value also reflects a risk-free rate of return of 3.082%, a dividend yield of 2.53% and a 10-year option term. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of SunTrust common stock during the applicable period. The Black-Scholes assumptions for Mr. Reed's option grants are set out in footnote 3 below.
(3) Does not include options for 100,800 shares of NCF common stock granted to Mr. Reed in 2004 by NCF prior to the NCF merger. The NCF options converted into options for 49,926 shares of SunTrust common stock at an exercise price of $56.17 at the effective time of the NCF merger. The Black-Scholes value for the option grant of 100,000 shares of SunTrust common stock to Mr. Reed in 2004, an estimate based on assumptions about future stock price volatility and dividend yield, was 11.63% of the stock price on the date of grant. The estimated volatility of 12.69% was based on historical data from the prior 5 years. The estimated value also reflects a risk-free rate of return of 3.382%, a dividend yield of 2.74% and a 10-year option term.

     The following table sets forth information with respect to the named executives concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004.

    AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                        DECEMBER 31, 2004             DECEMBER 31, 2004
                         ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                    ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   ----------   -----------   -------------   -----------   -------------
L. Phillip Humann.....     3,300      $  143,946     375,000        300,000      $4,871,063     $3,043,500
James M. Wells III....    33,854       2,704,125     360,560        216,000       6,179,822      2,403,080
William R. Reed,
  Jr. ................        --(1)           --     215,311(2)     100,000       6,254,586        264,000
John W. Clay, Jr. ....        --              --     179,500        200,000       2,713,648      2,029,000
Theodore J. Hoepner...     6,600         278,718     168,300        200,000       2,224,992      2,029,000
John W. Spiegel.......     6,600         269,082     128,200        175,000       2,191,428      2,011,750

---------------

(1) Does not include NCF option exercises by Mr. Reed prior to the time of the NCF merger. Mr. Reed exercised options for 20,000 shares of NCF common stock in May 2004.
(2) The NCF options held by Mr. Reed at the time of the NCF merger were converted into options to purchase 215,311 shares of SunTrust common stock.

EQUITY COMPENSATION PLANS

     The following table provides information as of December 31, 2004 with respect to the shares of SunTrust common stock that may be issued under SunTrust's existing equity compensation plans.

                                            (A)                    (B)                        (C)
                                    --------------------   --------------------   ---------------------------
                                                                                     NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES                            REMAINING AVAILABLE FOR
                                     TO BE ISSUED UPON       WEIGHTED AVERAGE        FUTURE ISSUANCE UNDER
                                        EXERCISE OF         EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
PLAN CATEGORY                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
-------------                       --------------------   --------------------   ---------------------------
Equity Compensation Plans Approved
  by Shareholders(1)..............       16,484,571               $56.91            14,519,102(2)(3)
Equity Compensation Plans Not
  Approved by Shareholders........                0                    0                           0
          TOTAL(4)................       16,484,571               $56.91                  14,519,102

---------------

(1) Consists of the 1986 Executive Stock Plan, the 1995 Stock Plan, the 2000 Stock Plan and the 2004 Stock Plan, as well as other plans assumed by SunTrust in connection with certain corporate mergers (other than the NCF merger).

(2) Includes shares available for future issuance under the 2004 Stock Plan. As of December 31, 2004, an aggregate of 14,519,102 shares of SunTrust common stock was available for issuance under the 2004 Stock Plan, of which up to 2,554,601 may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited shall again become available for use under the 2004 Stock Plan. There will be no further issuances under the 1986 Executive Stock Plan, the 1995 Stock Plan or the 2000 Stock Plan.
(3) There were additional grants of stock options under the 2004 Stock Plan in February 2005.
(4) Does not include options to purchase an aggregate of 4,840,287 shares, at a weighted average price of $49.02, granted under plans assumed in connection with the NCF merger. No additional options will be granted under these plans.

LONG-TERM INCENTIVE PLAN

     The following table provides information concerning SunTrust's Performance Unit Plan, which we refer to as the PUP. The PUP provides for the award of performance units, each with a target grant value, to key employees of SunTrust and its subsidiaries by the Compensation Committee. The grant value and number of units awarded to a participant for each performance measurement cycle is determined by the Compensation Committee as of the grant date. The final value of the units granted under each award may range from zero to 200% of the grant value and is determined by the Compensation Committee at the end of each performance measurement cycle based on the achievement of financial goals. For 2004 and prior years, the goals were based on consolidated net income goals or earnings per share as established by the Compensation Committee for that cycle. Payment of an award earned under the PUP is contingent upon continuous employment with SunTrust until the end of the award cycle, except for payments made in the event of retirement, death, disability or a change in control.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2004

                                                                     ESTIMATED FUTURE PAYOUTS UNDER
                                               PERFORMANCE PERIOD      NON-STOCK PRICE-BASED PLANS
                                     NUMBER    UNTIL MATURATION OR   -------------------------------
NAME                                OF UNITS         PAYOUT          THRESHOLD    TARGET    MAXIMUM
----                                --------   -------------------   ---------   --------   --------
L. Phillip Humann.................   12,000      1/1/04-12/31/04     $180,000    $360,000   $720,000
James M. Wells III................    8,000      1/1/04-12/31/04      120,000     240,000    480,000
William R. Reed, Jr. .............    5,400     10/1/04-12/31/04       81,000     162,000    324,000
John W. Clay, Jr. ................    8,000      1/1/04-12/31/04      120,000     240,000    480,000
Theodore J. Hoepner...............    8,000      1/1/04-12/31/04      120,000     240,000    480,000
John W. Spiegel...................    8,000      1/1/04-12/31/04      120,000     240,000    480,000

RETIREMENT PLANS

     SunTrust maintains several types of retirement plans that provide pension benefits. The amounts shown in the following 2 tables are aggregated pension benefits available to the named executive officers.

                 PENSION PLAN TABLE -- TIER 1 SERP PARTICIPANTS

                                                               YEARS OF SERVICE
                                               -------------------------------------------------
REMUNERATION                                       15           20           25       30 OR MORE
------------                                   ----------   ----------   ----------   ----------
$ 900,000....................................  $  540,000   $  540,000   $  540,000   $  540,000
 1,000,000...................................     600,000      600,000      600,000      600,000
 1,100,000...................................     660,000      660,000      660,000      660,000
 1,200,000...................................     720,000      720,000      720,000      720,000
 1,600,000...................................     960,000      960,000      960,000      960,000
 1,800,000...................................   1,080,000    1,080,000    1,080,000    1,080,000
 2,000,000...................................   1,200,000    1,200,000    1,200,000    1,200,000
 2,200,000...................................   1,320,000    1,320,000    1,320,000    1,320,000
 2,400,000...................................   1,440,000    1,440,000    1,440,000    1,440,000
 2,600,000...................................   1,560,000    1,560,000    1,560,000    1,560,000

                 PENSION PLAN TABLE -- TIER 2 SERP PARTICIPANTS

                                                                 YEARS OF SERVICE
                                                    -------------------------------------------
REMUNERATION                                           10         15         20      25 OR MORE
------------                                        --------   --------   --------   ----------
$ 500,000.........................................  $100,000   $150,000   $200,000    $250,000
   600,000........................................   120,000    180,000    240,000     300,000
   700,000........................................   140,000    210,000    280,000     350,000
   800,000........................................   160,000    240,000    320,000     400,000
   900,000........................................   180,000    270,000    360,000     450,000
 1,000,000........................................   200,000    300,000    400,000     500,000
 1,100,000........................................   220,000    330,000    440,000     550,000
 1,200,000........................................   240,000    360,000    480,000     600,000
 1,400,000........................................   280,000    420,000    560,000     700,000

     SunTrust has 2 qualified pension plans. The SunTrust Retirement Plan is a broad-based noncontributory pension plan for the benefit of eligible employees of SunTrust and its subsidiaries who have completed a year of service. As a result of the NCF merger, SunTrust also maintains the NCF Retirement Plan, a noncontributory pension equity plan providing benefits for former NCF employees with service frozen as of December 31, 2004.

     SunTrust also has several nonqualified pension plans. The ERISA Excess Retirement Plan provides benefits to certain executives that cannot be paid to them under tax-qualified pension plans as a result of federal restrictions. SunTrust's Supplemental Executive Retirement Plan ("SERP") provides supplemental retirement benefits to certain key employees of SunTrust and its subsidiaries as designated by the Compensation Committee.

     SunTrust's SERP has 2 levels or tiers of benefits. All the named executive officers except for Mr. Reed are eligible for the Tier 1 SERP benefit. Mr. Reed is eligible for the Tier 2 SERP benefit. The Compensation Committee does not intend to add any additional participants at the Tier 1 level. The maximum annual SERP benefit is 60% of average covered compensation for a Tier 1 participant and 50% of average covered compensation for a Tier 2 participant. Covered compensation for a Tier 1 participant means base salary plus awards earned under the Management Incentive Plan and the Performance Unit Plan (with the February 2003 restricted stock award substituted for the 2003-2005 PUP award), and for a Tier 2 participant means base salary plus awards earned under the Management Incentive Plan. Average covered compensation is calculated as the average of the 3 highest years of covered compensation out of the last 10 full years. The SERP benefit is reduced by annual benefits payable at retirement under SunTrust's tax-qualified pension plans, the ERISA Excess Retirement Plan, Social Security benefits at age 65, and other pension plans assumed by SunTrust in connection with mergers. Retirement benefits are paid in the form of a lump sum that is actuarially equivalent to a life annuity. If the participant dies while actively employed, the death benefits are paid in a lump sum that is actuarially equivalent to a 50% joint and survivor annuity. Certain Tier 1 SERP participants are grandfathered at the 100% joint and survivor level. Retirement benefits under the SERP vested for all Tier 1 participants on February 10, 2000 and for Tier 2 participants on attainment of age 60. Mr. Wells may receive the benefits earned under the terms of the Crestar SERP or the SunTrust SERP. It is projected that the SunTrust SERP will provide a larger benefit to Mr. Wells at normal retirement age.

     Mr. Reed became a Tier 2 participant in the SunTrust SERP on January 1, 2005. His pension benefit is calculated somewhat differently because of his participation in NCF pension plans. Mr. Reed has an NCF SERP benefit that was frozen as of December 31, 2004 and guaranteed as a minimum pension benefit. Mr. Reed received a payout of his NCF SERP benefit in 2000 and, therefore, his service prior to 2000 is disregarded in calculating the amount payable from either the SunTrust SERP or the frozen NCF SERP. It is estimated that Mr. Reed's SERP benefit at normal retirement age will be greater under the SunTrust SERP than under the frozen NCF SERP.

     The compensation earned in 2004 for the individuals named in the Summary Compensation Table included for the computation of benefits payable under the SERP and credited years of service are as follows: Messrs. Humann, $2,335,313 and 35 years of service; Wells, $1,423,119 and 36 years of service; Reed, $1,113,169 and 4.4 years of service; Clay, $1,141,834 and 37 years of service; Hoepner, $1,141,834 and 36 years of service; and Spiegel, $959,140 and 39 years of service.

     The SERP provides that in the event of a change in control of SunTrust (as defined in the SERP), if participants are involuntarily terminated or they terminate for good reason within 3 years (2 years for a Tier 2 participant), benefits will be calculated using the highest SERP compensation for any full calendar year during the immediately preceding 10 consecutive calendar years. Also, credited service for a Tier 1 participant will be increased by the lesser of 36 full months or the number of months between the normal retirement date and the date of termination or for any participant, any greater number of years granted under any other agreement with SunTrust. Benefits for a Tier 2 participant are reduced if payment is made before the participant has reached age 60. Termination for good reason means a termination made primarily because of a failure to elect or reelect a participant to a position held with SunTrust prior to the change in control or a substantial change or reduction in responsibilities or compensation.

CHANGE IN CONTROL AGREEMENTS

     SunTrust has entered into change in control agreements with each of the executive officers named in the Summary Compensation Table and certain other officers. During a period of up to 3 years following a change in control of SunTrust, if the executive officer's employment is terminated by SunTrust without cause, or by the executive officer for good reason within a certain period of time following a change in control, the executive officer will receive severance benefits. These benefits will include: (i) a lump sum payment of up to 3 years (2 years for certain other officers) of the executive officer's base salary and bonus; (ii) a portion of the full bonus which would have been payable to the executive if such executive had remained employed through the end of such year; (iii) up to 3 years (2 years for certain other officers) of additional benefits under certain SunTrust benefit plans, such as health and life; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended. Each agreement requires the executive officer not to use or disclose any of SunTrust's confidential business information and, with respect to certain officers, not to compete with SunTrust. The change in control agreements confer no benefits upon termination of the officer's employment prior to a change in control.

     At the time of the NCF merger, Mr. Reed became entitled to certain payments, benefits and rights under an existing employment/change in control agreement with NCF. In accordance with the terms of the NCF merger agreement, Mr. Reed was deemed to have been terminated without cause at the time of the merger. As a result, SunTrust paid Mr. Reed an aggregate lump sum cash payment of $4,002,759 in satisfaction of certain severance obligations under the NCF contract, which is reflected in the Summary Compensation Table under the heading "All Other Compensation".

                      RATIFICATION OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Audit Committee has appointed PricewaterhouseCoopers LLP as SunTrust's independent auditors for 2005, subject to ratification by a majority of the shares represented at the Annual Meeting. PricewaterhouseCoopers also served as SunTrust's independent auditors for 2004. SunTrust's auditors are appointed annually by the Audit Committee. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor's efforts with SunTrust's internal audit, as well as the estimated audit fees for the coming year. PricewaterhouseCoopers is considered by management to be well qualified.

     In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of PricewaterhouseCoopers, it is contemplated that the appointment of PricewaterhouseCoopers for the fiscal year ending December 31, 2005 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

     Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and the independent auditors for 2004, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that SunTrust's consolidated financial statements were prepared in accordance with generally accepted accounting principles (GAAP), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The discussions with PricewaterhouseCoopers also included the matters required by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed this information with PricewaterhouseCoopers.

     Based on the discussions with management and PricewaterhouseCoopers, the Audit Committee's review of the representations of management and the report of PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SunTrust's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2004.

     Submitted by the Audit Committee of SunTrust's Board of Directors.

M. Douglas Ivester, Chairman         Thomas C. Farnsworth, Jr.     J. Hicks Lanier
Robert M. Beall, II                  Patricia C. Frist             Frank S. Royal, M.D.
Jeffrey C. Crowe                     Blake P. Garrett, Jr.         Karen Hastie Williams

                         AUDIT FEES AND RELATED MATTERS

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of SunTrust's annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

                                                               YEAR ENDED
                                                               DECEMBER 31
                                                              -------------
                                                              2003    2004
                                                              -----   -----
                                                              (IN MILLIONS)
Audit Fees(1)...............................................  $1.99   $6.16
Audit Related Fees(2).......................................   1.58    2.20
Tax Fees(3).................................................    .18     .21
All Other Fees..............................................    .06      --
                                                              -----   -----
  Total.....................................................  $3.81   $8.57

---------------

(1) Audit Fees consist of fees billed for professional services rendered in connection with the audit of the annual consolidated financial statements of SunTrust, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements. This category also includes fees billed for services rendered in 2004 in connection with a special investigation associated with the Allowance for Loan and Lease Losses.
(2) Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of SunTrust's financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of SunTrust's benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations regarding the application of GAAP to proposed transactions and new products. This category does not include the following benefit plan and compliance fees charged by PricewaterhouseCoopers and paid by the plans and not by SunTrust (not in millions): benefit plan audits for 2003, $125,000; benefit plan audits for 2004, $205,000; Form 5500 for 2003, $32,000; and Form 5500 for 2004,
    $44,800.
(3) Tax Fees consist of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.

     The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers.

AUDIT COMMITTEE POLICY FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

     The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by SunTrust's independent auditors in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on SunTrust common stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Diversified Banks Index for the 5 years commencing December 31, 1999 and ended December 31, 2004.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG SUNTRUST BANKS, INC., THE S&P 500 INDEX
                      AND THE S&P DIVERSIFIED BANKS INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                         12/99      12/00      12/01      12/02      12/03      12/04
--------------------------------------------------------------------------------------
 SUNTRUST BANKS,
  INC.                  100.00      94.16      96.05      89.58     115.88     123.24
 S & P 500              100.00      90.89      80.09      62.39      80.29      89.02
 S & P DIVERSIFIED
  BANKS                 100.00     119.06     119.08     117.86     155.69     182.96

 * Assumes the value of the investment in SunTrust common stock and each index was $100 on December 31, 1999 and all dividends were reinvested.

                       STOCK OWNERSHIP OF CERTAIN PERSONS

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the number and the percentage of shares of SunTrust common stock that were beneficially owned by the executive officers named in the Summary Compensation Table, by the directors and by all current directors and executive officers as a group, as of December 31, 2004.

                                                              SHARES BENEFICIALLY     PERCENT
NAME                                                                 OWNED          OF CLASS(1)
----                                                          -------------------   -----------
Robert M. Beall, II.........................................           4,200              *
J. Hyatt Brown(2)...........................................          57,200              *
John W. Clay, Jr.(3)........................................         306,612              *

                                                              SHARES BENEFICIALLY     PERCENT
NAME                                                                 OWNED          OF CLASS(1)
----                                                          -------------------   -----------
Alston D. Correll(4)........................................          22,883              *
Jeffrey C. Crowe(5).........................................           2,400              *
Thomas C. Farnsworth, Jr.(6)................................         519,360              *
Patricia C. Frist(7)........................................           7,774              *
Blake P. Garrett, Jr.(8)....................................         137,002              *
Thomas M. Garrott, III(9)...................................       1,661,394              *
Theodore J. Hoepner(10).....................................         414,137              *
David H. Hughes(11).........................................          55,440              *
L. Phillip Humann(12).......................................         975,802              *
E. Neville Isdell(13).......................................           1,000              *
M. Douglas Ivester(14)......................................          36,000              *
J. Hicks Lanier(15).........................................          69,481              *
G. Gilmer Minor, III(16)....................................          15,962              *
Larry L. Prince(17).........................................         513,090              *
William R. Reed, Jr.(18)....................................         498,602              *
Frank S. Royal, M.D.(19)....................................          11,178              *
John W. Spiegel(20).........................................         441,933              *
James M. Wells III(21)......................................         494,597              *
Karen Hastie Williams(22)...................................           3,900              *
Phail Wynn, Jr.(23).........................................          23,132              *
All Directors and Executive Officers as a Group (36
  persons)..................................................       7,518,362           2.03%

---------------

  *  Less than 1% of the outstanding shares of SunTrust common stock.
 (1) Outstanding shares represent the 370,578,398 shares of SunTrust common stock outstanding on December 31, 2004. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name.
 (2) Includes 6,000 shares that are the subject of exercisable stock options. Mr. Brown shares voting and investment power with respect to 50,000 shares.
 (3) Includes 9,018 shares held for the benefit of Mr. Clay under SunTrust's 401(k) Plan, 179,500 shares that are the subject of exercisable stock options and 40,000 common stock equivalents granted in exchange for restricted stock. Mr. Clay shares voting power with respect to 3,593 shares and shares investment power with respect to 5,447 shares. Also includes 8,738 shares owned by Mr. Clay's spouse, for which he disclaims beneficial ownership.
 (4) Includes 6,000 shares that are the subject of exercisable stock options.
 (5) Mr. Crowe shares voting and investment power with respect to 1,200 shares.
 (6) Includes 6,166 shares that are the subject of exercisable stock options and 247 shares owned by Mr. Farnsworth's spouse, who has sole voting and investment power over such shares.
 (7) Includes 6,000 shares that are the subject of exercisable stock options and 74 shares owned by Mrs. Frist's spouse, who has sole voting and investment power over such shares.
 (8) Includes 7,785 shares that are the subject of exercisable stock options. Mr. Garrett shares voting and investment power with respect to 962 shares.
 (9) Includes 426,551 shares that are the subject of exercisable stock options, 52,538 shares held for the benefit of Mr. Garrott under the NCF Investment Plan and 29,543 phantom shares acquired under the NCF Equity Investment Plan, which can be converted into SunTrust common stock at Mr. Garrott's election. Mr. Garrott disclaims beneficial ownership of 254,880 shares held in trust for family members.
(10) Includes 22,087 shares held for the benefit of Mr. Hoepner under SunTrust's 401(k) Plan, 168,300 shares that are the subject of exercisable stock options and 72,000 common stock equivalents granted in exchange for restricted stock. Mr. Hoepner shares voting power with respect to 15,341 shares. He disclaims ownership of 13,540 shares held in trust by family members and 15,341 shares owned by his spouse.
(11) Includes 6,000 shares that are the subject of exercisable stock options.
(12) Includes 28,911 shares held for the benefit of Mr. Humann under SunTrust's 401(k) Plan, 140,000 shares of common stock equivalents granted in exchange for restricted stock, and 375,000 shares that are the subject of exercisable stock options. Mr. Humann has no voting power over 33,200 shares owned by his spouse and 23,394 shares held in trust for family members, and disclaims beneficial ownership of such shares.
(13) Reflects beneficial ownership as of January 26, 2005.
(14) Includes 6,000 shares that are the subject of exercisable stock options.
(15) Includes 38,495 shares in a family foundation of which Mr. Lanier is Chairman. Mr. Lanier shares voting and investment power with respect to these shares. Also includes 10,668 shares held in trust for the estate of Mr. Lanier's brother, and 6,268 shares held in trust for his sister. Mr. Lanier disclaims beneficial ownership of all such shares.
(16) Includes 2,000 shares that are the subject of exercisable stock options.
(17) Includes 6,000 shares that are the subject of exercisable stock options and 504,000 shares held by 2 foundations of which Mr. Prince is a trustee. Also includes 1,090 shares owned by Mr. Prince's spouse, for which Mr. Prince disclaims beneficial ownership.
(18) Includes 30,436 shares held for the benefit of Mr. Reed under the NCF Investment Plan and 215,311 shares that are the subject of exercisable stock options.
(19) Includes 6,000 shares that are the subject of exercisable stock options.
(20) Includes 692 shares held for the benefit of Mr. Spiegel under SunTrust's 401(k) Plan, 128,200 shares that are the subject of exercisable stock options and 84,000 common stock equivalents granted in exchange for restricted stock.
(21) Includes 696 shares held for the benefit of Mr. Wells under SunTrust's 401(k) Plan and 360,560 shares that are the subject of exercisable stock options. Also includes 12,267 shares owned by Mr. Wells' spouse, who has sole voting and investment power over such shares. Mr. Wells disclaims beneficial ownership of these shares.
(22) Includes 2,000 shares that are the subject of exercisable stock options.
(23) Includes 14,955 shares that are the subject of exercisable stock options.

PHANTOM STOCK OWNERSHIP OF MANAGEMENT

     A number of SunTrust directors and executive officers participate in plans that are accounted for using phantom shares of SunTrust common stock. They have either received awards or deferred the receipt of fees payable to them, with their ultimate cash payout determined as if such awards or deferred fees had been invested in shares of SunTrust common stock. The Securities and Exchange Commission's rules provide that phantom shares are not included in calculating beneficial ownership of SunTrust common stock, except in limited circumstances. SunTrust's management considers the disclosure of phantom stock ownership to be relevant to investors, as the value of the payment ultimately received by the director or executive officer is directly tied to the performance of SunTrust common stock. Therefore, the following table sets forth the number of phantom shares of SunTrust common stock owned by the executive officers named in the Summary Compensation Table and by the directors who have phantom shares, as of December 31, 2004.

                                                                 PHANTOM SHARES
NAME                                                           BENEFICIALLY OWNED
----                                                           ------------------
John W. Clay, Jr.(1)........................................          6,249
Alston D. Correll(2)........................................          8,222
Thomas C. Farnsworth, Jr.(3)................................          4,070
Thomas M. Garrott, III(4)...................................         21,306
Theodore J. Hoepner(5)......................................         12,350
L. Phillip Humann(6)........................................          9,478
M. Douglas Ivester(7).......................................          9,040
J. Hicks Lanier(8)..........................................          1,200
G. Gilmer Minor, III(9).....................................          1,664
Larry L. Prince(10).........................................         11,098
William R. Reed, Jr.(11)....................................          2,838
Frank S. Royal, M.D.(12)....................................          1,914
John W. Spiegel(13).........................................          7,308
James M. Wells III(14)......................................          1,471
Karen Hastie Williams(15)...................................          1,664

---------------

 (1) Phantom shares credited under SunTrust's 401(k) Excess Plan.
 (2) Phantom shares credited under the SunTrust Directors Deferred Compensation Plan.
 (3) Includes 3,589 phantom shares credited under the NCF Director's Fees Deferral Plan and 481 phantom shares credited under the SunTrust Directors Deferred Compensation Plan.
 (4) Phantom shares credited under the NCF Deferred Compensation Plan.
 (5) Phantom shares credited under SunTrust's 401(k) Excess Plan.
 (6) Phantom shares credited under SunTrust's 401(k) Excess Plan.
 (7) Includes 7,840 phantom shares credited under the SunTrust Directors Deferred Compensation Plan and 1,200 restricted stock units granted under the SunTrust 2004 Stock Plan.
 (8) Restricted stock units granted under the SunTrust 2004 Stock Plan.
 (9) Phantom shares credited under the Crestar Financial Corporation Directors' Equity Program.
(10) Includes 9,898 phantom shares credited under the SunTrust Directors Deferred Compensation Plan and 1,200 restricted stock units granted under the SunTrust 2004 Stock Plan.
(11) Phantom shares credited under the NCF Deferred Compensation Plan.
(12) Phantom shares credited under the Crestar Financial Corporation Directors' Equity Program.
(13) Phantom shares credited under SunTrust's 401(k) Excess Plan.
(14) Phantom shares credited under SunTrust's 401(k) Excess Plan.
(15) Phantom shares credited under the Crestar Financial Corporation Directors' Equity Program.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDER

     The following sets forth certain information concerning the only person known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock as of January 1, 2005.

                                                              SHARES BENEFICIALLY     PERCENT
NAME AND ADDRESS                                                     OWNED            OF CLASS
----------------                                              -------------------     --------
SunTrust Bank...............................................      28,022,641(1)(2)     7.56%
303 Peachtree St., N.E.
Atlanta, Georgia 30308

---------------

(1) The shares shown were held by SunTrust Bank, a subsidiary of SunTrust, in various fiduciary or agency capacities. SunTrust Bank had sole voting power with respect to 12,849,678 of such shares and it shared voting power with respect to 624,445 of such shares, not including shares referred to in Note 2 below. SunTrust Bank had sole investment power with respect to 7,186,832 of the total shares set forth above and it shared investment power with respect to 5,057,739 of such shares, not including the shares referred to in
    Note 2 below. SunTrust and SunTrust Bank disclaim any beneficial interest in any of such shares.
(2) Includes 14,013,137 shares held by SunTrust Bank as Trustee under SunTrust's 401(k) Plan and 58,789 shares held by SunTrust under the SunTrust Retirement Plan. Shares of SunTrust common stock allocated to a participant's 401(k) Plan account are voted by the Trustee in accordance with instructions from such participant, and shares for which there are no instructions from participants are not voted.

                OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Correll, Hughes, Minor and Prince, all of whom are independent, outside directors of SunTrust, served as members of the Compensation Committee during all or part of 2004.

     During 2004, SunTrust's bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of SunTrust's directors, executive officers, their associates and members of the immediate families of certain directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires SunTrust's directors, executive officers and any persons who own more than 10% of SunTrust's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To SunTrust's knowledge, based solely on a review of the copies of such reports furnished to SunTrust and written representations that no other reports were required, all filing requirements under Section 16(a) were complied with during 2004, except for the following: Larry L. Prince's Form 3 and subsequently filed Form 4s and Form 5s inadvertently did not include 800 shares of SunTrust common stock owned by his spouse, and Mr. Prince inadvertently did not report subsequent purchases of SunTrust common stock by his spouse totaling 290 shares. Richard L. Furr inadvertently did not report the grant of a reload option that he received automatically upon exercise of an option that he did report. In addition, the exercise of an option by James Wells was reported correctly on page 2 of his Form 4, but the shares acquired were inadvertently omitted from page 1 of his Form 4. Corrective filings have been made for the above-described transactions.

        PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS
             FOR THE SUNTRUST BANKS, INC. MANAGEMENT INCENTIVE PLAN
                                    (ITEM 3)

BACKGROUND

     In November 1994, the Board of Directors approved, subject to shareholder approval, certain amendments to the SunTrust Banks, Inc. Management Incentive Plan, which we refer to as the MIP, so that performance-based bonuses paid under the MIP could qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended. With respect to the MIP, Section 162(m) limits the federal income tax deductibility of annual compensation to $1 million each for the individuals who are SunTrust's Chief Executive Officer and the other 4 most highly compensated executive officers at the end of each calendar year, whom we refer to as "covered employees". Certain performance-based compensation is excluded from this limitation, and the MIP, as it relates to covered employees, has been designed to the extent practicable to comply with that exception.

     Currently, federal tax regulations provide that every 5 years SunTrust's shareholders must approve the material terms of the performance goals specified in the MIP and, further, provide that the material terms include (1) who is eligible to participate in the MIP, (2) the business criteria on which the performance goals will be based and (3) the maximum award payable to any participant. The material terms of the MIP performance goals were last approved by the shareholders at SunTrust's 2000 Annual Meeting. Accordingly, the material terms of the performance goals in the MIP as applicable to covered employees are being presented to the shareholders for approval at the 2005 Annual Meeting.

     There has been no change in the criteria with respect to who is eligible to participate in the MIP, but the business criteria on which the performance goals are based has been revised to parallel the business criteria in the 2004 Stock Plan, which was approved by shareholders at the 2004 Annual Meeting. The same business criteria are also being presented to shareholders for approval for the Performance Unit Plan at the 2005 Annual Meeting. Finally, the maximum award payable under the MIP to any individual for 2004 was limited to $2 million. We are (in accordance with Section 162(m)) asking the shareholders to approve a new limit of $5 million as the maximum award payable under the MIP to any individual. If approved, the new limit will be effective for 2005.

PURPOSE

     Short term performance is emphasized through the MIP, which has a payout based on reaching specified performance goals for a 1 year period as set by the Compensation Committee of the Board of Directors, which we refer to in this section as the Committee. This 1 year period is the calendar year. Participation in this plan is limited to a select group of employees who in the judgment of the Committee have a material impact on SunTrust's performance. The MIP, in substantially the form described here, has been an important part of SunTrust's executive compensation program for a number of years and its operation is further described in the Compensation Committee's report in this Proxy Statement.

INDIVIDUALS ELIGIBLE

     Participants in the MIP must be employees of SunTrust or a subsidiary. Participants are selected by the Committee based on the employee's contributions to the growth and profitability of SunTrust and its subsidiaries. For 2004, the participants included the named executive officers (excluding Mr. Reed) and approximately 950 other executives.

BUSINESS CRITERIA UPON WHICH PERFORMANCE GOALS ARE BASED

     No later than 90 days after the beginning of each calendar year, the Committee will establish for the individuals who are expected to be covered employees at year end separate performance goals which will be based on any business criteria or combination of business criteria as the Committee in its sole discretion shall select from among one or more of the following:

     - SunTrust's return over capital costs or increase in return over capital costs

     - SunTrust's total earnings or the growth in such earnings

     - SunTrust's consolidated earnings or the growth in such earnings

     - SunTrust's earnings per share or the growth in such earnings

     - SunTrust's net earnings or the growth in such earnings

     - SunTrust's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings

     - SunTrust's earnings before interest and taxes or the growth in such earnings

     - SunTrust's consolidated net income or the growth in such income

     - The value of SunTrust's common stock or the growth in such value

     - SunTrust's stock price or the growth in such price

     - SunTrust's return on assets or the growth on such return

     - SunTrust's total shareholder return or the growth in such return

     - SunTrust's expenses or the reduction of expenses

     - SunTrust's sales growth

     - SunTrust's overhead ratios or changes in such ratios

     - SunTrust's expense-to-sales ratios or changes in such ratios

     - SunTrust's economic value added or changes in such value added

     - Such other financial performance measures deemed appropriate by the Committee

     Each participant who is expected to be a covered employee will have a minimum performance goal, a maximum performance goal, and such other performance goals between the minimum and the maximum as the Committee deems appropriate. The Committee may set the performance goals in any manner, including achievement on an absolute or a relative basis as compared to peer groups or indexes, or achievement by SunTrust as a whole or by 1 or more of its operating entities or units. In determining whether a performance goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a period as it deems equitable to recognize unusual or non-recurring events affecting SunTrust, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in SunTrust's payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a performance goal for any calendar year has been satisfied by a covered employee when the Committee sets the performance goals for the individuals who are expected to be covered employees at the end of such calendar year.

     The Committee may establish performance criteria for participants who are not expected to be covered employees which are based on business criteria which are different from the criteria described above. No shareholder approval is required for the business criteria on which performance goals are based for participants other than covered employees.

TARGET AND MAXIMUM AWARDS

     The Committee will assign to each participant who is expected to be a covered employee certain award values, specified as percentages of the covered employee's base wages, which will correspond to the minimum, target and maximum performance goals. If the covered employee achieves the minimum, target or maximum performance goal, the covered employee will be paid an award which is calculated based on the corresponding percentage of the covered employee's base wages. No award will be paid if the covered employee does not achieve any of his or her minimum performance goals. Straight line interpolation will be used to calculate awards when performance falls between any 2 specified performance goals. For purposes of calculating awards, base wages means the base salary paid to a participant during a plan year, excluding bonuses, overtime, commissions and other compensation.

     Currently, the maximum award payable to a MIP participant is $2 million. Based on a review of current practices of SunTrust's peer group members as shown in the Compensation Committee Report, the Committee has decided to increase the maximum award payable to a MIP participant to $5 million.

     Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee's judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant's service for less than the entire plan year.

     Upon a "change in control" as defined in the MIP, the payment of awards will be accelerated, and the amount of the awards will be determined by the Committee.

SHAREHOLDER APPROVAL REQUIREMENTS

     According to federal income tax regulations under Section 162(m), the 3 material terms of the MIP's performance goals as applicable to covered employees must be approved by the shareholders every 5 years. If the shareholders approve these 3 material terms of the performance goals for participants who are expected to be covered employees, these terms will remain in effect without further shareholder approval until the Annual Meeting of Shareholders in 2010. However, the Board of Directors or the Committee may amend the MIP, including the material terms of the performance goals for participants other than covered employees, without shareholder approval.

     If the 3 material terms of the performance goals for covered employees are not approved by the shareholders, the MIP as described in this summary for participants who are not expected to be covered employees may remain in full force and effect. Further, the Board retains authority to develop and implement alternate means of fairly compensating executive officers, including the covered employees, whether or not the 3 material terms of the MIP performance goals are approved.

     We are requesting shareholders to approve (1) the continued use of the current criteria to determine who participates in the MIP, (2) the change in the business criteria on which performance goals are based to the criteria described in this section and (3) the change in the maximum limit for any award that may be paid to an individual to $5 million.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE (1) THE CONTINUED USE OF THE CURRENT CRITERIA TO DETERMINE WHO PARTICIPATES IN THE MIP, (2) THE CHANGE IN THE BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS ARE BASED TO THE CRITERIA DESCRIBED IN THIS SECTION AND (3) THE CHANGE IN THE MAXIMUM LIMIT FOR ANY AWARD THAT MAY BE PAID TO AN INDIVIDUAL TO $5 MILLION.

        PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS
               FOR THE SUNTRUST BANKS, INC. PERFORMANCE UNIT PLAN
                                    (ITEM 4)

BACKGROUND

     In November 1994, the Board of Directors approved, subject to shareholder approval, certain amendments to the SunTrust Banks, Inc. Performance Unit Plan, which we refer to as the PUP, so that performance-based bonuses paid under the PUP could qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended. With respect to the PUP, Section 162(m) limits the federal income tax deductibility of annual compensation to $1 million each for the individuals who are SunTrust's Chief Executive Officer and the other 4 most highly compensated executive officers at the end of each performance cycle for the PUP, whom we refer to as covered employees. Certain performance-based compensation is excluded from this limitation, and the PUP, as it relates to covered employees, has been designed to the extent practicable to comply with that exception.

     Currently, federal tax regulations provide that every 5 years SunTrust's shareholders must approve the material terms of the performance goals specified in the PUP and, further, provide that the material terms include (1) who is eligible to participate in the PUP, (2) the business criteria on which the performance goals will be based and (3) the maximum award payable to any participant. The material terms of the PUP performance goals were last approved by the shareholders at SunTrust's 2000 Annual Meeting. Accordingly, the material terms of the performance goals in the PUP as applicable to covered employees are being presented to the shareholders for approval at the 2005 Annual Meeting.

     There has been no change in the criteria with respect to who is eligible to participate in the PUP, but the business criteria on which the performance goals are based has been revised to parallel the business criteria in the 2004 Stock Plan, which was approved by shareholders at the 2004 Annual Meeting. The same business criteria are also being presented to shareholders for approval for the Management Incentive Plan at the 2005 Annual Meeting. Finally, the maximum award payable to any individual for 2004 was limited to $2 million. We are (in accordance with Section 162(m)) asking the shareholders to approve a new limit -- .5% of SunTrust's net income for the last year of a PUP performance cycle, less the value of any SunTrust restricted stock or stock units granted in the first year of the PUP performance cycle. The new limit changes the previous flat dollar amount to a variable amount based on SunTrust's net income and coordinates the PUP payout with other long-term incentives. If approved, the new limit will be effective for the PUP performance cycle which begins in 2005.

PURPOSE

     The PUP is designed to motivate officers and other key employees to achieve SunTrust's operating goals by providing the opportunity for incentive compensation in addition to annual salaries. Longer-term performance is emphasized through the PUP, which has a payout based on reaching performance goal or goals set for each performance cycle for the PUP. Performance cycles currently run for 3 consecutive calendar years. The goals are set by the Compensation Committee, which we refer to in this section as the Committee, and the awards are paid early in the year following each cycle. Participation in this plan is limited to a select group of senior management who have a material impact on SunTrust's performance. The PUP, in substantially the form described, has been an important part of SunTrust's executive compensation program since 1985, and its operation is further described in the Compensation Committee's report in this Proxy Statement.

INDIVIDUALS ELIGIBLE

     Participants in the PUP must be key executive employees of SunTrust or a subsidiary. Participants are selected by the Committee based on the employee's potential to contribute to the growth and profitability of SunTrust and its subsidiaries. For 2004, the participants included the named executive officers and approximately 200 other senior executives.

BUSINESS CRITERIA UPON WHICH PERFORMANCE GOALS ARE BASED

     The Committee will determine the length of each performance cycle for the PUP which, as noted, currently runs for 3 consecutive years. No later than 90 days after the beginning of each performance cycle, the Committee will establish performance goals which will be based on any business criteria or combination of business criteria as the Committee in its sole discretion shall select from among one or more of the following:

     - SunTrust's return over capital costs or increase in return over capital costs

     - SunTrust's total earnings or the growth in such earnings

     - SunTrust's consolidated earnings or the growth in such earnings

     - SunTrust's earnings per share or the growth in such earnings

     - SunTrust's net earnings or the growth in such earnings

     - SunTrust's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings

     - SunTrust's earnings before interest and taxes or the growth in such earnings

     - SunTrust's consolidated net income or the growth in such income

     - The value of SunTrust's common stock or the growth in such value

     - SunTrust's stock price or the growth in such price

     - SunTrust's return on assets or the growth on such return

     - SunTrust's total shareholder return or the growth in such return

     - SunTrust's expenses or the reduction of expenses

     - SunTrust's sales growth

     - SunTrust's overhead ratios or changes in such ratios

     - SunTrust's expense-to-sales ratios or changes in such ratios

     - SunTrust's economic value added or changes in such value added

     - Such other financial performance measures deemed appropriate by the Committee

Each performance goal will have a minimum objective, a maximum objective and such other objectives between the minimum and maximum objectives as the Committee deems appropriate. Each objective will have a corresponding final award value assigned to the objective which will be used to calculate the amount of the award payable to a participant if that objective is reached. The Committee shall have the discretion to set more than one performance goal for each performance cycle and, if there is more than one goal, to determine whether the award payable for the performance cycle will be based on the objective achieved under one, or more than one, of the performance goals.

TARGET AND MAXIMUM AWARDS

     The Committee will grant to each participant a certain number of performance units with each unit having an assigned value. The Committee determines the number of units to grant to each participant based on management level, base salary, range of possible cash incentive compensation, individual performance and subjective factors. At the end of each performance cycle, awards are determined based upon SunTrust's achieving or exceeding the performance objectives set by the Committee. In determining whether a performance goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any performance goal for a period as it deems equitable to recognize unusual or non-recurring events affecting SunTrust, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in SunTrust's payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a performance goal for any performance cycle has been satisfied by a covered employee when the Committee sets the performance goals for such performance cycle. Awards are determined by multiplying each participant's number of performance units by the final value which corresponds to the achievement of the performance goals. No awards will be paid if none of the minimum objectives are met for a performance cycle. Straight line interpolation will be used to calculate the awards when performance falls between any 2 specified performance goals.

     Previously, the maximum award that could be paid to a PUP participant was expressed as a flat dollar amount ($2 million for 2004). Based on a review of current practices of SunTrust's peer group members as shown in the Compensation Committee Report, the Committee has decided to change the maximum award to a variable limit, which is equal to .5% (.005) of SunTrust's net income for the last year in a PUP performance cycle, less the value of any SunTrust restricted stock or stock units granted in the first year of the PUP performance cycle. For 2004, this new limit would have allowed a maximum per participant payout of $8 million (.5% x $1.6 billion), assuming no restricted stock or stock units were granted to a participant in 2001. Net income is defined as SunTrust's consolidated net income, adjusted to exclude extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of SunTrust, discontinued operations and the cumulative effects of accounting changes. The alignment of the maximum PUP payout minus the grant of restricted stock and stock units is designed to coordinate these long-term incentive programs and to limit the total payout.

     Notwithstanding the terms of any award, the Committee in its sole discretion may reduce the amount of an award payable to any participant for any reason, including the Committee's judgment that the performance objectives have become an inappropriate measure of achievement, a change in the employment status, position or duties of the participant, unsatisfactory performance of the participant, or the participant's service for less than the performance measurement cycle.

     Upon a "change in control" as defined in the PUP, the payment of awards will be accelerated, and the amount of the awards will be determined by the Committee.

SHAREHOLDER APPROVAL REQUIREMENTS

     According to federal income tax regulations under Section 162(m), the 3 material terms of the PUP's performance goals as applicable to covered employees must be approved by the shareholders every 5 years. If the shareholders approve these 3 material terms of the performance goals for covered employees, these terms will remain in effect without further shareholder approval until the Annual Meeting of Shareholders in 2010. However, the Board of Directors or the Committee may amend the PUP, including the material terms of the performance goals for participants other than covered employees, without shareholder approval.

     If the 3 material terms of the performance goals for covered employees are not approved by the shareholders, the PUP as described in this summary for participants who are not covered employees may remain in full force and effect. Further, the Board retains authority to develop and implement alternative means of fairly compensating executive officers, including the covered employees, whether or not the 3 material terms of the PUP performance goals are approved.

     We are requesting shareholders to approve (1) the continued use of the current criteria to determine who participates in the PUP, (2) the change in the business criteria on which performance goals are based to the criteria described in this section and (3) the change in the maximum limit for any award that may be paid to an individual to .5% of SunTrust's net income for the last year in a PUP performance cycle, less the value of any SunTrust restricted stock or stock units granted in the first year of the PUP performance cycle, which may have the effect of increasing the maximum award limit.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE (1) THE CONTINUED USE OF THE CURRENT CRITERIA TO DETERMINE WHO PARTICIPATES IN THE PUP, (2) THE CHANGE IN THE BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS ARE BASED TO THE CRITERIA DESCRIBED IN THIS SECTION AND (3) THE CHANGE IN THE MAXIMUM LIMIT FOR ANY AWARD THAT MAY BE PAID TO AN INDIVIDUAL TO .5% OF SUNTRUST'S NET INCOME FOR THE LAST YEAR IN A PUP PERFORMANCE CYCLE, LESS THE VALUE OF ANY SUNTRUST RESTRICTED STOCK OR STOCK UNITS GRANTED IN THE FIRST YEAR OF THE PUP PERFORMANCE CYCLE, WHICH MAY HAVE THE EFFECT OF INCREASING THE MAXIMUM AWARD LIMIT.

                             ADDITIONAL INFORMATION

SHAREHOLDER NOMINATIONS FOR ELECTION TO THE BOARD

     Any shareholder entitled to vote for the election of directors may make nominations for election to the Board. In accordance with the bylaws, nominations must specify the class (term) of directors to which each person is nominated, must be made in writing and must be delivered to or mailed to and received by SunTrust's Corporate Secretary not earlier than 120 days and not later than 90 days prior to the scheduled date for the Annual Meeting of Shareholders. Next year's meeting is scheduled for April 18, 2006, so shareholder nominations must be submitted not earlier than December 19, 2005 and not later than January 18, 2006. You must include the following information: (i) the name, age, business address and residence address of the proposed nominee;
(ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by SunTrust for the selection of directors as set forth in the subsection "Director Selection Process" under the heading "Election of Directors"; (iii) the total number of shares of SunTrust common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of SunTrust common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of SunTrust common stock owned by you; and (viii) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

SHAREHOLDER PROPOSALS FOR NEXT YEAR'S MEETING

     Bylaw Provisions. In accordance with SunTrust's bylaws, a shareholder who desires to present a proposal for consideration at next year's Annual Meeting must deliver the proposal to the address set forth below so that it is received no later than the close of business on January 18, 2006. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in SunTrust's stock transfer records), the number of SunTrust shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

     Inclusion in Next Year's Proxy Statement. Notwithstanding the bylaw provisions, a shareholder who desires to have his or her proposal included in next year's Proxy Statement must deliver the proposal to SunTrust's principal executive offices (at the address noted above) no later than the close of business on November 8, 2005.

     Presentation at Meeting. For any proposal that is not submitted for inclusion in next year's Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's Annual Meeting, SEC rules permit management to vote proxies in its discretion if SunTrust (a) receives notice of the proposal before the close of business on January 29, 2006 and advises shareholders in next year's Proxy Statement about the nature of the matter and how management intends to vote on such matter or
(b) does not receive notice of the proposal prior to the close of business on January 29, 2006.

RECORD DATE; SHARES OUTSTANDING

     Each shareholder of record at the close of business on February 25, 2005 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to one vote on any matter coming before a meeting of SunTrust shareholders. On February 25, 2005, the record date for the Annual Meeting, there were 360,888,651 shares of SunTrust common stock outstanding.

QUORUM AND VOTING

     A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote is necessary for the election of directors. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to take most other actions.

     If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Item 1 (Election of Directors) and Item 2 (Ratification of Independent Auditors), but will not be able to vote your shares on Items 3 and 4 (Approval of the Material Terms of the Performance Goals for the SunTrust Banks, Inc. Management Incentive Plan and the SunTrust

Banks, Inc. Performance Unit Plan) and your shares will be considered a "broker non-vote" on those proposals.

     If your shares are treated as a broker non-vote or abstention, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. Thus, broker non-votes will not affect the outcome of the voting on Item 1 (Election of Directors) or Item 2 (Ratification of Independent Auditors) but will have the same effect as a negative vote on Items 3 and 4 (Approval of the Material Terms of the Performance Goals for the SunTrust Banks, Inc. Management Incentive Plan and the SunTrust Banks, Inc. Performance Unit Plan). Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of proposals and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

     Only shareholders of record on April 15, 2005 will be entitled to ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question.

PROXY SOLICITATION

     SunTrust will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $9,500 plus expenses. Proxies may also be solicited by SunTrust employees.

NEXT YEAR'S ANNUAL MEETING

     Next year's Annual Meeting of Shareholders of SunTrust will be held at 9:30 a.m. on Tuesday, April 18, 2006 in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before this Annual Meeting. If other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.

March 8, 2005

                 SUNTRUST BANKS, INC. MANAGEMENT INCENTIVE PLAN
                    Amended and Restated as of March 14, 2005

Section 1. Name and Purpose

      The name of this Plan is the SunTrust Banks, Inc. Management Incentive Plan. The purpose of the Plan is to promote the interests of the Corporation and its stockholders through the granting of Awards to select employees of the Corporation and its Subsidiaries in order to motivate and retain superior employees who contribute in a significant manner to the actual financial performance of the Corporation as measured against pre-established financial and other goals.

Section 2. Effective Date, Term and Amendment

      The effective date of the amended and restated Plan shall be March 14, 2005, and the amended and restated Plan shall apply to all Awards granted on or after January 1, 2005; provided, however, if the Corporation's shareholders fail to approve the material terms of the performance goals for the amended and restated Plan at their annual meeting in 2005, any Award granted under the Plan for 2005 to a Participant who is a Covered Employee for 2005 shall be cancelled and shall have no further force or effect whatsoever and no further Awards shall be granted to any Covered Employee under the Plan. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any Awards earned by Participants during any then unexpired Plan Year. The Board of Directors of the Corporation or the Committee may amend the Plan in any respect from time to time.

Section 3. Definitions and Construction

      A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

      1. "Award" means the right to receive a cash payment which represents a percentage of a Participant's Base Wages determined by the Committee in accordance with Section 5 hereof in the event the Corporation, Subsidiary, Business Unit or individual achieves the Financial Goals or other goals established pursuant to Section 5.

      2. "Base Wages" means the base salary paid to a Participant by the Corporation or a Subsidiary during a Plan Year, excluding bonuses, overtime, commissions and other extra compensation, reimbursed expenses and contributions made by the Corporation or a Subsidiary to this or any other employee benefit plan maintained by the Corporation or a Subsidiary.

      3. "Business Unit" means a division or other business unit of the Corporation or a Subsidiary designated as a distinct entity for the purpose of setting goals and measuring performance.

      4. "Code" means the Internal Revenue Code of 1986, as amended.

      5. "Committee" means the Compensation Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an Award under the Plan and each of whom shall be a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code.

      6. "Corporation" means SunTrust Banks, Inc. and any successor thereto.

      7. "Covered Employee" means for each calendar year the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers whose compensation would be reportable on the "summary compensation table" under the Securities and Exchange Commission's executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such calendar year.

      8. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority of such Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 8(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation's common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 8(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 8(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 8(iv)(A) immediately before the consummation of such transaction.

      9. "Effective Date" means either the date which includes the "closing" of the transaction which makes a Change In Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

      10. "Employment" means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Plan Year, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

      11. "Final Value" means the value of an Award determined in accordance with Sections 5 and 6 as the basis for payments to Participants at the end of a Plan Year.

      12. "Financial Goals" means the financial objectives set by the Committee for each Plan Year pursuant to Section 5 from one or any combination of the following: (i) the Corporation's return over capital costs or increase in return over capital costs, (ii) the Corporation's total earnings or the growth in such earnings, (iii) the Corporation's consolidated earnings or the growth in such earnings, (iv) the Corporation's earnings per share or the growth in such earnings, (v) the Corporation's net earnings or the growth in such earnings,
(vi) the Corporation's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (vii) the Corporation's earnings before interest and taxes or the growth in such earnings,
(viii) the Corporation's consolidated net income or the growth in such income,
(ix) the value of the Corporation's common stock or the growth in such value,
(x) the Corporation's stock price or the growth in such price, (xi) the Corporation's return on assets or the growth on such return, (xii) the Corporation's total shareholder return or the growth in such return, (xiii) the Corporation's expenses or the reduction of expenses, (xiv) the Corporation's sales growth, (xv) the Corporation's overhead ratios or changes in such ratios,
(xvi) the Corporation's expense-to-sales ratios or changes in such ratios,
(xvii) the Corporation's economic value added or changes in such value added, or (xviii) such other financial performance measures deemed appropriate by the Committee.

      13. "Participant" means a select employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee's delegate to participate in the Plan based upon the employee's substantial contributions to the future growth and future profitability of the Corporation and/or its Subsidiaries.

      14. "Plan" means the SunTrust Banks, Inc. Management Incentive Plan as amended and restated in this document and all amendments thereto.

      15. "Plan Year" means a single calendar year period as set by the Committee which commences on the first day of such period.

      16. "Proportionate Final Value" means the product of a fraction, the numerator of which is the actual number of full months in a Plan Year that an employee was a Participant in the Plan and the denominator of which is the total number of months in that Plan Year, multiplied by the Final Value of an Award.

      17. "Subsidiary" means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

      18. "Termination Value" means the value of an Award as determined by the Committee, in its absolute discretion, upon the early termination of a Plan Year or upon a Participant's termination of Employment before the end of such Plan Year, which value shall be the basis for the payment of an Award to a Participant, in accordance with Sections 7(B), 7(C), 7(D), 8(A) or 8(B) of the Plan based on the Participant's Employment prior to his termination of Employment or the early termination of such Plan Year.

      B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia (excluding its choice of law rules).

Section 4. Committee Responsibilities

      A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to designate Participants, determine Awards, designate the Plan Year, determine Financial Goals and other goals, determine Final Value of Awards, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons. The Committee shall use its best efforts to ensure that Awards to Covered Employees under the Plan qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

      B. Subject to the express provisions of the Plan and no later than the end of the first quarter of a calendar year (or such time as may be permitted for Awards paid for such year to be treated as performance-based compensation under
Section 162(m)), the Committee shall:

      1. Designate the Plan Year which shall begin on the first day of such year.

      2. Designate the Participants for each such Plan Year.

      3. Establish the Financial Goals and other goals for the Corporation, designated Subsidiaries and Business Units and Participants for each such Plan Year.

      4. Establish the method of calculating the Final Value of each Award.

      5. Authorize management (a) to notify each Participant that he has been selected as a Participant and to inform him of the Financial Goals or other goals that have been established for such Plan Year and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

      C. During any Plan Year, the Committee may, if it determines that it will promote the purpose of the Plan, designate as additional Participants any employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan. The individual's designation as a Participant shall be subject to the same restrictions, limitations, Financial Goals or other goals and other conditions as those held by other Participants for the same Plan Year and their participation may be made retroactive to the first day of such Plan Year; provided, however, no Participant who is added will be paid an Award for any calendar year to the extent such payment, when added to all his other compensation for such year, would be nondeductible under Section 162(m) of the Code.

      D. During any Plan Year, the Committee may, if it determines it will promote the purpose of the Plan, revoke the Committee's prior designation of an employee as a Participant under the Plan for a Plan Year.

      E. Subject to Section 5A, the Committee may revise the Financial Goals or other goals for any Plan Year to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including, but not limited to, changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances.

      F. The Committee may delegate any of its responsibilities under this Plan to such members of management of the Corporation as the Committee shall select, provided that no such delegation shall be made that has the effect of causing an award to a Covered Employee to fail to qualify as "performance-based compensation" for purposes of Section 162 (m).

Section 5. Goals

      A. Financial Goals for Covered Employees

For each Plan Year, the Committee shall establish for each Participant who is expected to be a Covered Employee and, at the Committee's discretion, for any other Participant one or more Financial Goals. These Financial Goals may be established in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups or indexes, and these goals may be established as multiple goals or as alternative goals. The Committee shall determine the Final Value of each Award as a specified percent of the Participant's Base Wages based on the attainment of such Financial Goals for the Plan Year. The Committee shall fix a minimum Financial Goal for the Plan Year, and the Final Value of an Award shall be equal to zero if the minimum Financial Goal is not achieved. The Committee shall also fix a maximum Financial Goal and such other Financial Goals which fall between the maximum and minimum Financial Goals as the Committee shall deem appropriate, with corresponding Final Values for such Awards with respect to the Corporation. Awards will be determined based upon achieving or exceeding the Financial Goals set by the Committee. Straight line interpolation will be used to calculate Awards when performance falls between any two specified Financial Goals. In determining whether any Financial Goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Corporation, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Financial Goal for a Plan Year as it deems equitable to recognize unusual or non-recurring events affecting the Corporation, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in the Corporation's payment of non-deductible compensation). The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a Financial Goal has been satisfied by a Covered Employee when the Committee sets the related Financial Goals. No Participant may receive an Award in excess of $5 million for any given Plan Year.

      B. Goals for Other Participants

      For each Plan Year, the Committee may establish for each Participant (other than a Participant who is expected to be a Covered Employee) goals in addition to or in lieu of any Financial Goals established under Section 5A based on the performance of the Corporation, a Subsidiary, a Business Unit or the individual or any combination of the foregoing. These goals may be established based on a combination of financial measurements and non-financial measurements that are deemed to further corporate objectives, including such measurements as business unit net income, revenue growth, budget management, achievement of talent management objectives, achievement of corporate objectives, individual objectives, and service quality. Straight line interpolation will be used to calculate Awards when results fall between any two specified goals established under this Section 5B. No Participant may receive an Award in excess of $5 million for any given Plan Year.

Section 6. Payment of Awards

      A. Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 5 the extent to which the Financial Goals or other goals have been achieved for such Plan Year and authorize the cash payment of the Final Value of an Award, if any, to each Participant. The Committee shall review and ratify the Award determinations and shall certify such Award determinations in writing. Payment of Awards shall be made as soon as practical after the certification of Awards by the Committee, but no later than March 15 of the year following the Plan Year to which the Award relates. Each Award shall be paid in cash after deducting the amount of applicable Federal, State, or Local withholding taxes of any kind required by law to be withheld by the Corporation. All Awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation's general assets. Each Participant's claim, if any, for the payment of an Award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

      B. Notwithstanding the terms of any Award, the Committee in its sole and absolute discretion, may reduce the amount of the Award payable to any Participant for any reason, including the Committee's judgment that the Financial Goals or other goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the entire Plan Year.

      C. In accordance with the procedures set forth in the SunTrust Banks, Inc. Deferred Compensation Plan, a Participant may elect to defer receipt of either fifty percent (50%) or one hundred percent (100%) of the Final Value of his Award, if any, for each Plan Year, and any such election shall be made in accordance with the procedures established under such deferred compensation plan.

Section 7. Participation for Less Than a Full Plan Year

      A. Except as otherwise provided in this Section 7, an Award to a Participant shall be forfeited if the Participant's Employment terminates during any Plan Year and no payment shall be due the Participant for any forfeited Award.

      B. If a Participant's Employment terminates prior to the end of any Plan Year on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an Award on behalf of such Participant in accordance with Section 9B at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

      C. If a Participant's Employment terminates prior to the end of any Plan Year on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize, as of commencement of disability benefits to such Participant, the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

      D. If a Participant's Employment terminates prior to the end of any Plan Year on account of his early or normal retirement under any pension plan maintained by the Corporation or any Subsidiary or on account of a reduction in force which will result in a severance benefit payment to the Participant pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

Section 8. Premature Satisfaction of Plan Conditions

      A. In the event the Effective Date of a Change in Control of the Corporation is prior to the end of any Plan Year, the Committee shall waive any and all Plan conditions and shall authorize the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award; provided, however, if an Award is then subject to Section 409A of the Code, the payment of such Award pursuant to this Section 8A shall not be made unless the Change in Control also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

      B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation's stock prior to the end of any Plan Year, the Committee may waive any and all Plan conditions and authorize, at any time after the commencement of the tender or exchange offer and within thirty (30) days following completion of such tender or exchange offer, the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award; provided, however, if an Award is then subject to Section 409A of the Code, the payment of such Award pursuant to this Section 8B shall not be made unless the tender or exchange offer also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

      C. A Plan Year for an Award shall terminate upon the Committee's authorization of the payment of such Award during such Plan Year pursuant to this Section 8 and no further payments shall be made for such Plan Year with respect to such Award.

Section 9. Non-Transferability of Rights and Interests

      A. A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

      B. In the event of a Participant's death, the Committee shall authorize payment of any Award due a Participant under Section 7B to the Participant's designated beneficiary as specified or, in the absence of such written designation or its effectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 10. Limitation of Rights

      Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an Award or to be granted an Award other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

Executed this 14th day of March, 2005.

(CORPORATE SEAL)                                     SUNTRUST BANKS, INC.

Attest: ______________________________      By: ________________________________

Title:   Assistant Corporate Secretary      Title: _____________________________

                   SUNTRUST BANKS, INC. PERFORMANCE UNIT PLAN
                    Amended and Restated as of March 14, 2005

Section 1. Name and Purpose

      The name of this Plan is the SunTrust Banks, Inc. Performance Unit Plan. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders through the granting of Performance Units to key executive employees of the Corporation and its Subsidiaries in order to motivate and retain superior executives who contribute in a significant manner to the actual financial performance of the Corporation as measured against one or more pre-established performance goals for the Corporation.

Section 2. Effective Date, Term and Amendments

      The effective date of the amended and restated Plan shall be March 14, 2005, and the amended and restated Plan shall apply to all awards granted on or after January 1, 2005; provided, however, if the Corporation's shareholders fail to approve the material terms of the performance goals for the amended and restated Plan at their annual meeting in 2005, any award granted under the Plan for the Performance Measurement Cycle which started on January 1, 2005 to a Participant who is a Covered Employee for such cycle shall be cancelled and shall have no further force or effect whatsoever and no further awards shall be granted to any Covered Employee under the Plan. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any awards earned by Participants during any then unexpired Performance Measurement Cycle. The Board or the Committee may amend the Plan in any respect from time to time. The Plan as in effect on March 13, 2005 shall continue in effect for awards granted before January 1, 2005.

Section 3. Definitions and Construction

      A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

      1. "Board" means the Board of Directors of the Corporation.

      2. "Calendar Year Report" means the report prepared for each calendar year by the Controller's office of the Corporation entitled "SunTrust Banks, Inc. Contribution to Consolidated Net Income for the Calendar Year", which is prepared in accordance with generally accepted accounting principles, or any successor to such report.

      3. "Code" means the Internal Revenue Code of 1986, as amended.

      4. "Committee" means the Compensation Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an award under the Plan and each of whom shall be a "disinterested" person within the meaning of Rule l6b-3 under the Securities Exchange Act of 1934, and shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code.

      5. "Corporation means SunTrust Banks, Inc. and any successor thereto.

      6. "Covered Employee" means for each Performance Measurement Cycle the Chief Executive Officer and the four other most highly compensated executive officers whose compensation would be reportable on the "summary compensation table" under the Securities and Exchange Commission's executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such Performance Measurement Cycle.

      7. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 7(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation's common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 7(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 7(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 7(iv)(A) immediately before the consummation of such transaction.

      8. "Effective Date" means either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

      9. "Employment" means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Performance Measurement Cycle, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

      10. "Fair Market Value" means "fair market value" as defined in the SunTrust Banks, Inc. 2004 Stock Plan or any successor to such plan.

      11. "Final Value" means the value of a Performance Unit determined in accordance with Section 6 as the basis for payments to Participants at the end of a Performance Measurement Cycle.

      12. "Grant Value" means the initial value assigned to a Performance Unit as determined by the Committee.

      13. "Net Income" means the Corporation's consolidated net income for each calendar year in each Performance Measurement Cycle (as set forth in the Calendar Year Report for each such year), adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided, however, no such adjustment shall be made with respect to a Covered Employee if the Committee determines that such adjustment shall cause an award to such Covered Employee to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

      14. "Participant" means any key executive employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee's delegate to participate in the Plan based upon the employee's substantial contributions to the growth and profitability of the Corporation and/or its Subsidiaries.

      15. "Performance Goal" means the performance objective of the Corporation which is established pursuant to Section 6 by the Committee for each Performance Measurement Cycle as the basis for determining the Final Value of a Performance Unit, and which consists of one or any combination of the following: (i) the Corporation's return over capital costs or increase in return over capital costs, (ii) the Corporation's total earnings or the growth in such earnings,
(iii) the Corporation's consolidated earnings or the growth in such earnings,
(iv) the Corporation's earnings per share or the growth in such earnings, (v) the Corporation's net earnings or the growth in such earnings, (vi) the Corporation's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (vii) the Corporation's earnings before interest and taxes or the growth in such earnings,
(viii) the

Corporation's consolidated net income or the growth in such income, (ix) the value of the Corporation's common stock or the growth in such value, (x) the Corporation's stock price or the growth in such price, (xi) the Corporation's return on assets or the growth on such return, (xii) the Corporation's total shareholder return or the growth in such return, (xiii) the Corporation's expenses or the reduction of expenses, (xiv) the Corporation's sales growth,
(xv) the Corporation's overhead ratios or changes in such ratios, (xvi) the Corporation's expense-to-sales ratios or changes in such ratios, (xvii) the Corporation's economic value added or changes in such value added, or (xviii) such other financial performance measures deemed appropriate by the Committee.

      16. "Performance Measurement Cycle" shall mean a period of consecutive calendar years as set by the Committee which commences on the first day of the first calendar year in such period.

      17. "Performance Unit" means a unit awarded to a Participant under the Plan for a Performance Measurement Cycle, and each unit shall have an assigned value for accounting purposes which shall be determined by the Committee.

      18. "Plan" means the SunTrust Banks, Inc. Performance Unit Plan as amended and restated in this document and all amendments thereto.

      19. "Proportionate Final Value" means the product of a fraction, the numerator of which is the actual number of full months in a Performance Measurement Cycle that an employee was a Participant in the Plan and the denominator of which is the total number of months in that Performance Measurement Cycle, multiplied by the Final Value of a Performance Unit.

      20. "Subsidiary" means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

      21. "Termination Value" means the value of a Performance Unit as determined by the Committee, in its absolute discretion, upon the early termination of a Performance Measurement Cycle or upon a Participant's termination of Employment before the end of such a cycle, which value shall be the basis for the payment of an award to a Participant based on the Participant's Employment prior to his termination of Employment or the early termination of such cycle.

      B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia (excluding its choice of law rules).

Section 4. Committee Responsibilities

      A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the final authority to select Participants and to designate the number of Performance Units to be awarded to each Participant. The Committee shall have the sole and final authority to determine awards, designate the periods for Performance Measurement Cycles, assign Performance Unit values, determine Performance Goals, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons.

      B. Subject to the express provisions of the Plan and prior to the beginning of a Performance Measurement Cycle (or such later time as may be permitted for awards paid for such cycle to be treated as performance-based compensation under Section 162(m)), the Committee shall:

      1. Designate the period of consecutive calendar years for each Performance Measurement Cycle which shall begin on the first day of such year.

      2. Select the Participants for each such Performance Measurement Cycle.

      3. Establish the Performance Goals for each such Performance Measurement Cycle.

      4. Designate the number of Performance Units to be awarded to each Participant.

      5. Assign a Grant Value to each Performance Unit and establish the method of calculating the Final Value of each Performance Unit.

      6. Authorize management (a) to notify each Participant that he has been selected as a Participant and to inform him of the number of Performance Units awarded to him and the Performance Goals that have been established for such Performance Measurement Cycle and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

      C. During any Performance Measurement Cycle, the Committee may if it determines that it will promote the purpose of the Plan:

      1. Select as additional Participants any key executive employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan and may award Performance Units to such Participants for such Performance Measurement Cycle. The Performance Units awarded to any such Participant shall be subject to the same restrictions, limitations, Performance Goals and other conditions as those held by other Participants for the same Performance Measurement Cycle and their participation may be made retroactive to the first day of such cycle; provided, however, no Participant who is added will be paid an award for any cycle to the extent such payment, when added to all his other compensation for such year, would be nondeductible under
Section 162(m) of the Code.

      2. Revoke the designation of an individual as a Participant under the Plan, revoke the grant to a Participant of Performance Units subject to an award, if any, under a specific Performance Measurement Cycle and authorize management to inform him in writing of such revocation.

      D. Subject to Section 6, the Committee may revise the Performance Goals for any Performance Measurement Cycle to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including but not limited to changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances.

Section 5. Performance Units

      The Committee shall determine the aggregate Grant Value (Grant Value times the number of Performance Units) of the Performance Units awarded at the date of grant to each Participant.

Section 6. Performance Goals

      For each Performance Measurement Cycle, the Committee shall establish one or more Performance Goals which shall determine individually or jointly the Final Value of the Performance Units under each award for such cycle. These goals may be established in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups or indexes, and these goals may be established as multiple goals or as alternative goals. The Committee shall fix a minimum Performance Goal for the cycle, and the Final Value of such units shall be equal to zero if actual performance falls below the minimum, as established by the Committee. The Committee shall also fix a maximum Performance Goal and such other Performance Goals which fall between the minimum and maximum Performance Goals as the Committee shall deem appropriate, with corresponding Final Values for such units. Awards will be determined based upon achieving or exceeding the Performance Goals set by the Committee. Awards are determined by multiplying each Participant's number of Performance Units by the Final Value. Straight line interpolation will be used to calculate the awards when performance falls between any two specified Performance Goals, as applicable. In determining whether any Performance Goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the Corporation, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Performance Goal for a Performance Measurement Cycle as it deems equitable to recognize unusual or non-recurring events affecting the Corporation, changes in tax laws or accounting procedures and any other factors as the Committee may determine (including adjustments that would result in the Corporation's payment of non-deductible compensation).

The Committee shall identify any such exclusions and adjustments which the Committee will use to determine whether a Performance Goal has been satisfied when the Committee sets the related Performance Goals to the extent the Committee deems necessary or appropriate to make an award payable to a Covered Employee deductible under Section 162(m). No individual may receive an award for any Performance Measurement Cycle in excess of .5% of Net Income for the last calendar year of such Performance Measurement Cycle reduced by (1) the Fair Market Value of any restricted stock grant made (as such Fair Market Value is determined on the date the restricted stock grant is made) by the Corporation to such individual during the first calendar year of such Performance Measurement Cycle and (2) the Fair Market Value of the shares of stock described in any restricted stock unit grants made (as such Fair Market Value is determined on the date the restricted stock unit grant is made) by the Corporation to such individual during the first calendar year of such Performance Measurement Cycle.

Section 7. Payment of an Award

      A. Upon completion of each Performance Measurement Cycle, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 6 the extent to which the Performance Goals have been achieved and authorize the cash payment of an award, if any, to each Participant. Each award shall equal the Final Value of the Performance Units times the number of the Performance Units awarded. The Committee shall review and ratify the award determinations and shall certify such award determinations in writing. Payment of awards shall be made as soon as practical after the certification of awards by the Committee but no later than March 15 of the calendar year following the calendar year in which the Performance Measurement Cycle ends. Each award shall be paid in cash after deducting the amount of applicable Federal, State, or Local withholding taxes of any kind required by law to be withheld by the Corporation. All awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation's general assets. Each Participant's claim, if any, for the payment of an award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

      B. Notwithstanding the terms of any award, the Committee in its sole and absolute discretion, may reduce the amount of the award payable to any Participant for any reason, including the Committee's judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the Performance Measurement Cycle.

      C. In accordance with the procedures set forth in the SunTrust Banks, Inc. Deferred Compensation Plan, a Participant may elect to defer receipt of either fifty percent (50%) or one hundred percent (100%) of the Final Value of his Performance Units, if any, for each Performance Measurement Cycle, and any such election shall be made in accordance with the procedures established under such deferred compensation plan.

Section 8. Participation for Less than a Full Performance Measurement Cycle

      A. Except as otherwise provided in this Section 8, Performance Units awarded to a Participant shall be forfeited if the Participant's Employment terminates during any Performance Measurement Cycle and no payments shall be due the Participant for any forfeited Performance Units.

      B. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an award on behalf of such Participant in accordance with Section 10B at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

      C. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize, as of commencement of disability benefits to such Participant, the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

      D. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of his early or normal retirement under any pension plan maintained by the Corporation or any Subsidiary or terminates in the last year of any Performance Measurement Cycle on account of a reduction in force which will result in a severance benefit payment to the Participant pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the Committee shall waive the Employment condition and shall authorize the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

Section 9. Premature Satisfaction of Plan Conditions

      A. In the event the Effective Date of a Change in Control of the Corporation is prior to the end of any Performance Measurement Cycle, the Committee shall waive any and all Plan conditions and authorize the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units; provided, however, if an award is then subject to
Section 409A of the Code, the payment of such award pursuant to this Section 9A shall not be made unless the Change in Control also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of
Section 409A(a)(2)(A)(v) of the Code.

      B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation's stock prior to the end of any Performance Measurement Cycle, the Committee may waive any and all Plan conditions and authorize, at any time after the commencement of the tender or exchange offer and within thirty (30) days following completion of such tender or exchange offer, the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units; provided, however, if an award is then subject to Section 409A of the Code, the payment of such award pursuant to this Section 9B shall not be made unless the tender offer also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

      C. A Performance Measurement Cycle for an award shall terminate upon the Committee's authorization of the payment of such award during such cycle pursuant to this Section 9 and no further payments shall be made for such award for such cycle.

Section 10. Non-Transferability of Rights and Interests

      A. A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

      B. In the event of a Participant's death and subject to the terms of
Section 8(B), the Committee shall authorize payment of any award due a Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its ineffectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 11. Limitation of Rights

      Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an award or to be granted Performance Units other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

Executed this 14th day of March, 2005.

                                              SUNTRUST BANKS, INC.

Attest:

______________________________                By: ______________________________

Title: _______________________                Title: ___________________________

(CORPORATE SEAL)

          INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE

The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 19, 2005, and at any adjournments thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors may recommend. THIS INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. THE PLAN TRUSTEE WILL NOT VOTE SHARES FOR WHICH NO PARTICIPANT INSTRUCTION IS RECEIVED AND WILL VOTE COMBINED FRACTIONAL SHARES IN THE MANNER MOST CLOSELY REFLECTING PARTICIPANTS' INSTRUCTIONS.


                                                          Please mark
                                                          your votes as
                                                          indicated  in
                                                          this  example. [ X ]



DIRECTORS  RECOMMEND VOTING FOR THE FOLLOWING  PROPOSALS:

1. Proposal to elect as Directors: (01) Thomas C. Farnsworth, Jr., (02) Patricia
   C. Frist, (03) Blake P. Garrett, Jr., (04) L. Phillip Humann, (05) M. Douglas Ivester, and (06) Karen Hastie Williams to serve until the Annual Meeting of Shareholders in 2008, and (07) Phail Wynn, Jr. to serve until the Annual Meeting of Shareholders in 2007, and (08) Thomas M. Garrott, III
   and  (09)  E.  Neville   Isdell  to  serve  until  the  Annual  Meeting  of
   Shareholders in 2006.


  FOR all nominees           WITHHOLD
listed above (except       AUTHORITY to
  as indicated to        vote for all nominees
   the contrary)            listed above

     [   ]                     [   ]


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE HIS OR HER NAME ON THE LINE BELOW:


------------------------------------------------------------------------------


2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2005.

                              FOR    AGAINST   ABSTAIN
                              [ ]      [ ]       [ ]


3. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan.

                              FOR    AGAINST   ABSTAIN
                              [ ]      [ ]       [ ]


4. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Performance Unit Plan.

                              FOR    AGAINST   ABSTAIN
                              [ ]      [ ]       [ ]

                         (CONTINUED ON THE OTHER SIDE.)

--------------------------------------------------------------------------------

                            o FOLD AND DETACH HERE o


[SUNTRUST LOGO]

                                                                   March 8, 2005
To our employee shareholders:

     SunTrust's stronger performance in 2004 reflects the efforts of employees like you to expand our revenue, enhance our credit quality and manage our expenses. The acquisition of Memphis-based National Commerce Financial Corporation, which continues to occupy the time and energy of so many of us, has been a highlight of the past year, helping us expand into growth markets.

     As employees and as shareholders through the SunTrust 401(k) Plan, your efforts help us reap the rewards of our successes. We count on you to vote your shares on the important issues to be brought before the Annual Shareholders Meeting to be held on April 19, 2005.

     The "Instructions to the Plan Trustee" card enclosed gives you the guidelines you need. PLEASE NOTE THAT THE PLAN TRUSTEE CAN VOTE YOUR SHARES ONLY IF YOU VOTE. CHOOSE THE METHOD MOST CONVENIENT FOR YOU - BY TELEPHONE, INTERNET OR MAIL.

     In addition, we are sending you:

     o The 2004 SunTrust Banks, Inc. Annual Report that details our continuing momentum within a weak economy, and

     o The Notice of Annual Meeting and Proxy Statement describing the business of the 2005 Annual Meeting of Shareholders.

     We are grateful for all you do to exemplify the SunTrust Mission "to help people and institutions prosper."



                                                      Sincerely,
                                                      [PHILLIP HUMANN LOGO]
                                                      L. Phillip Humann
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 2005 and a copy of the SunTrust Banks, Inc. 2004 Annual Report.

                    IMPORTANT: PLEASE DATE AND SIGN THIS INSTRUCTION EXACTLY AS YOUR NAME OR NAMES APPEAR TO THE LEFT.

                    Date_________________________________________________ , 2005


                    Signature___________________________________________________



--------------------------------------------------------------------------------

                            o FOLD AND DETACH HERE o



DETACH CARD    Please detach proxy at perforation before mailing.
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

  IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT MAIL YOUR
                                     PROXY.


  VOTE BY TELEPHONE             VOTE BY INTERNET             VOTE BY MAIL
Call toll-free using a           Go online to           Return your proxy in the
  touch-tone phone              www.votefast.com         postage-paid envelope
  1-800-542-1160.              to cast your vote.            provided.

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 18, 2005, to be counted in the final tabulation.




VOTE BY TELEPHONE
Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you go online to www.votefast.com and follow the simple instructions to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, April 18, 2005, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

          INSTRUCTIONS TO THE NATIONAL COMMERCE FINANCIAL CORPORATION
                            INVESTMENT PLAN TRUSTEE

The undersigned hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the National Commerce Financial Corporation Investment Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 19, 2005, and at any adjournments thereof, in accordance with the following instructions for the matters described herein. For any other business that may properly come before the Annual Meeting, all such shares shall be voted as the Board of Directors may recommend. THIS INSTRUCTION IS SOLICITED BY THE BOARD OF DIRECTORS. THE PLAN TRUSTEE WILL VOTE WHOLE SHARES AND A PROPORTIONATE NUMBER OF COMBINED FRACTIONAL SHARES IN ACCORDANCE WITH INSTRUCTIONS FROM PARTICIPANTS. THE PLAN TRUSTEE VOTES REMAINING SHARES FOR WHICH NO PARTICIPANT INSTRUCTIONS ARE RECEIVED.



                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example.  [ X ]




DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:

1. Proposal to elect as Directors: (01) Thomas C. Farnsworth, Jr., (02) Patricia
   C. Frist, (03) Blake P. Garrett, Jr., (04) L. Phillip Humann, (05) M. Douglas Ivester, and (06) Karen Hastie Williams to serve until the Annual Meeting of Shareholders in 2008, and (07) Phail Wynn, Jr. to serve until the Annual Meeting of Shareholders in 2007, and (08) Thomas M. Garrott, III
   and  (09)  E.  Neville   Isdell  to  serve  until  the  Annual  Meeting  of
   Shareholders in 2006.

  FOR all nominees               WITHHOLD
listed above (except           AUTHORITY to
 as indicated to          vote for all nominees
  the contrary)               listed above

     [  ]                         [  ]


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE HIS OR HER NAME ON THE LINE BELOW:

--------------------------------------------------------------------------------


2.  Proposal  to  ratify  the  appointment  of  PricewaterhouseCoopers   LLP  as
    independent auditors for 2005.

                               FOR   AGAINST   ABSTAIN
                               [ ]     [ ]       [ ]


3. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan.

                               FOR   AGAINST   ABSTAIN
                               [ ]     [ ]       [ ]


4. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Performance Unit Plan.

                               FOR   AGAINST   ABSTAIN
                               [ ]     [ ]       [ ]

                         (CONTINUED ON THE OTHER SIDE.)
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


[SUNTRUST LOGO]
                                                              March 8, 2005
To our employee shareholders:

     SunTrust's stronger performance in 2004 reflects the efforts of employees like you to expand our revenue, enhance our credit quality and manage our expenses. The acquisition of Memphis-based National Commerce Financial Corporation, which continues to occupy the time and energy of so many of us, has been a highlight of the past year, helping us expand into growth markets.

     As employees and as shareholders through the NCF Investment Plan, your efforts help us reap the rewards of our successes. We count on you to vote your shares on the important issues to be brought before the Annual Shareholders Meeting to be held on April 19, 2005.

     The "Instructions to the Plan Trustee" card enclosed gives you the guidelines you need. YOU MAY INSTRUCT THE PLAN TRUSTEE HOW TO VOTE YOUR SHARES. CHOOSE THE METHOD MOST CONVENIENT FOR YOU - BY TELEPHONE, INTERNET OR MAIL.

     In addition, we are sending you:

     o The 2004 SunTrust Banks, Inc. Annual Report that details our continuing momentum within a weak economy, and

     o The Notice of Annual Meeting and Proxy Statement describing the business of the 2005 Annual Meeting of Shareholders.

We are grateful for all you do to exemplify the SunTrust Mission "to help people and institutions prosper."



                                                       Sincerely,
                                                       [PHILLIP HUMANN LOGO]
                                                       L. Phillip Humann
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 2005 and a copy of the SunTrust Banks, Inc. 2004 Annual Report.

                    IMPORTANT: PLEASE DATE AND SIGN THIS INSTRUCTION EXACTLY AS YOUR NAME OR NAMES APPEAR TO THE LEFT.

                    Date_________________________________________________ , 2005


                    Signature___________________________________________________




--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


DETACH CARD    Please detach proxy at perforation before mailing.
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

  IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT MAIL YOUR
                                     PROXY.

  VOTE BY TELEPHONE           VOTE BY INTERNET                VOTE BY MAIL
Call TOLL-FREE using a          Go online to            Return your proxy in the
  touch-tone phone           WWW.VOTEFAST.COM             POSTAGE-PAID envelope
  1-800-542-1160.           to cast your vote.                  provided.

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 18, 2005, to be counted in the final tabulation.




VOTE BY TELEPHONE
Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you go online to WWW.VOTEFAST.COM and follow the simple instructions to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a sub- sequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, April 18, 2005, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

                                     PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19,2005.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mark A. Chancy and Raymond D.Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 19, 2005, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 8, 2005, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.

Pursuant to the Proxy Statement, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof. By the execution of this Proxy, I acknowledge receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 2005 and a copy of the SunTrust Banks, Inc. 2004 Annual Report.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:

1. Proposal to elect as Directors: (01) Thomas C. Farnsworth, Jr., (02) Patricia C. Frist, (03) Blake P. Garrett, Jr., (04) L. Phillip Humann, (05)
   M. Douglas Ivester, and (06) Karen Hastie Williams to serve until the Annual Meeting of Shareholders in 2008, and (07) Phail Wynn, Jr. to serve until the Annual Meeting of Shareholders in 2007, and (08) Thomas
   M. Garrott, III and (09) E. Neville Isdell to serve until the Annual Meeting of Shareholders in 2006.


                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example. [ X ]



  FOR all nominees               WITHHOLD
listed above (except           AUTHORITY to
  as indicated to          vote for all nominees
   the contrary)               listed above
      [  ]                         [  ]



2. Proposal to ratify the appointment of PricewaterhouseCoopers
   LLP as independent auditors for 2005.

               FOR        AGAINST        ABSTAIN
               [ ]          [ ]            [ ]

3. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan.

               FOR        AGAINST        ABSTAIN
               [ ]          [ ]            [ ]

4. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Performance Unit Plan.

               FOR        AGAINST        ABSTAIN
               [ ]          [ ]            [ ]


INSTRUCTIONS:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE,WRITE HIS OR HER NAME ON THE LINE BELOW:

--------------------------------------------------------------------------------

               -----------------------------------------------------------------
                                     Signature(s) of Shareholder

               Date______________________________, 2005

               IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


DETACH CARD     Please detach proxy at perforation before mailing.
                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

 IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET,PLEASE DO NOT MAIL YOUR
                                     PROXY.

  VOTE BY TELEPHONE            VOTE BY INTERNET             VOTE BY MAIL
Call TOLL-FREE using a           Go online to           Return your proxy in the
  touch-tone phone             WWW.VOTEFAST.COM          POSTAGE-PAID envelope
   1-800-542-1160.            to cast your vote.               provided.

                       VOTE 24 HOURS A DAY,7 DAYS A WEEK!
   Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 18, 2005, to be counted in the final tabulation.




VOTE BY TELEPHONE
Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET
Have your proxy card available when you go online to WWW.VOTEFAST.COM and follow the simple instructions to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. Eastern Time, April 18, 2005, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

                                     PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 19,2005.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mark A. Chancy and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 19, 2005, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree
Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 8, 2005, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.

Pursuant to the Proxy Statement, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof. By the execution of this Proxy, I acknowledge receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 8, 2005 and a copy of the SunTrust Banks, Inc. 2004 Annual Report.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THIS PROXY WILL BE VOTED AS DIRECTED, OR,IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. DIRECTORS RECOMMEND VOTING FOR THE FOLLOWING PROPOSALS:

1. Proposal to elect as Directors:  (01) Thomas C. Farnsworth,  Jr.,
   (02) Patricia C. Frist, (03) Blake P. Garrett,  Jr., (04) L. Phillip Humann,
   (05) M. Douglas Ivester, and (06) Karen Hastie Williams to serve until the Annual Meeting of Shareholders in 2008, and (07) Phail Wynn, Jr. to serve until the Annual Meeting of Shareholders in 2007, and (08) Thomas M. Garrott, III and (09) E. Neville Isdell to serve until the Annual Meeting of Shareholders in 2006.

                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example.  [X]





  FOR all nominees             WITHHOLD
listed above (except         AUTHORITY to
  as indicated to        vote for all nominees
   the contrary)            listed above
     [  ]                       [  ]



2. Proposal to ratify the appointment of PricewaterhouseCoopers
   LLP as independent auditors for 2005.

             FOR      AGAINST     ABSTAIN
             [ ]        [ ]         [ ]

3. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Management Incentive Plan.

             FOR      AGAINST     ABSTAIN
             [ ]        [ ]         [ ]

4. Proposal to approve the material terms of the performance goals for the SunTrust Banks, Inc. Performance Unit Plan.

             FOR      AGAINST     ABSTAIN
             [ ]        [ ]         [ ]

INSTRUCTIONS:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE,WRITE HIS OR HER NAME ON THE LINE BELOW:

--------------------------------------------------------------------------------


                    ------------------------------------------------------------
                                   Signature(s) of Shareholder

                    Date__________________________________________________, 2005

                    IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


DETACH CARD       Please detach proxy at perforation before mailing.


VOTING

Please mark, sign and date your proxy card and return it in the envelope provided. If you do not have the return envelope, please return your proxy card either by regular mail to SunTrust Bank Retirement Services, P.O. Box 4655, 11th Floor Tower, Atlanta, GA 30302-4655, or by interoffice mail to SunTrust Bank Retirement Services, Mail Code GA-ATL-0210.

TO CHANGE YOUR VOTE
If you would like to change your prior vote, you may request a new proxy card by calling 404-658-4666. Any subsequent vote will change your prior vote. The last vote received before 11:59 p.m. Eastern Time, April 18, 2005, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.